UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
Expedia Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Expedia Group, Inc.
1111 Expedia Group Way W.
Seattle, Washington 98119

April 21, 2025
Dear Stockholder:
You are invited to attend the 2025 Annual Meeting of Stockholders of Expedia Group, Inc. (the “2025 Annual Meeting”), which will be held at 10:30 a.m. Pacific Time, on Thursday, June 3, 2025. The 2025 Annual Meeting will again be a virtual meeting conducted solely online at www.virtualshareholdermeeting.com/EXPE2025. Details regarding how to participate in the 2025 Annual Meeting and the business to be conducted are described in the accompanying Notice of 2025 Annual Meeting and Proxy Statement.
Your vote is very important. Whether or not you plan to participate in the 2025 Annual Meeting online, please take the time to vote. The accompanying Notice of 2025 Annual Meeting and Proxy Statement explain more about voting, and I encourage you to read them carefully.
Thank you for your ongoing support of Expedia Group.
Sincerely,

Ariane Gorin
Chief Executive Officer

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2025 Annual Meeting Details
June 3, 2025
10:30 a.m.
Pacific Time
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This Proxy Statement and the 2024 Annual Report are available at:
www.proxyvote.com
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Expedia Group, Inc. 1111 Expedia Group Way W.
Seattle, Washington 98119

Notice of 2025 Annual Meeting of Stockholders

The 2025 Annual Meeting of Stockholders (the "2025 Annual Meeting") of Expedia Group, Inc. ("Expedia Group") will be held at 10:30 a.m. Pacific Time on June 3, 2025. There will be no physical meeting location for stockholders to attend. Stockholders may participate only by logging in at www.virtualshareholdermeeting.com/EXPE2025, whereupon you will be asked to enter your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.
Items of business at the 2025 Annual Meeting will be:

1	To elect the 11 directors named in this proxy statement, each to hold office for a term ending on the date of the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors);

2	To approve, on an advisory basis, the compensation of Expedia Group’s named executive officers for fiscal year 2024;

3	To ratify the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal year 2025; and

4	To transact such other business as may properly come before the 2025 Annual Meeting and any adjournments or postponements thereof.

Voting. Only holders of record of outstanding shares of Expedia Group common stock and Class B common stock at the close of business on April 4, 2025 are entitled to notice of and to vote at the 2025 Annual Meeting and any adjournments or postponements thereof. Whether or not you plan to attend the 2025 Annual Meeting, please consider voting before the meeting at www.proxyvote.com, by calling 1-800-690-6903 or by completing, signing, dating and returning the proxy card. Returning the proxy card does not deprive you of your right to attend and to vote your shares during the 2025 Annual Meeting.

Proxy Materials. We are furnishing proxy materials to our stockholders primarily via the internet instead of distributing printed copies of those materials to each stockholder. By doing so, we believe we can provide our stockholders with the information they need in a more timely manner than if we had elected to distribute printed materials, while reducing the environmental impact of (and lowering the costs associated with) the distribution of our proxy materials. On or about April 21, 2025, we distributed a Notice of Internet Availability of Proxy Materials to stockholders entitled to vote at the 2025 Annual Meeting and also provided access to our proxy materials over the internet.
By order of the Board of Directors,
Robert Dzielak | Chief Legal Officer and Secretary
Seattle, Washington
April 21, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 3, 2025

The Notice of Annual Meeting, this Proxy Statement and the 2024 Annual Report to Stockholders are available at
www.proxyvote.com.

Procedural Matters
This proxy statement is being furnished to holders of common stock and Class B common stock of Expedia Group, Inc., a Delaware corporation (“Expedia Group”, the “Company”, "we”, "us”, "our”), in connection with the solicitation of proxies by Expedia Group’s Board of Directors (the “Board” or the “Board of Directors”) for use at its 2025 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “2025 Annual Meeting”).
Expedia Group’s principal offices are located at 1111 Expedia Group Way W., Seattle, Washington 98119. This proxy statement and accompanying materials are being made available to Expedia Group stockholders beginning on or about April 21, 2025.
2025 Annual Meeting Information
•Date and Time. The 2025 Annual Meeting will be held on June 3, 2025 beginning at 10:30 a.m. Pacific Time. It will be a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/EXPE2025, and there will be no physical meeting location.
•Access to the Audio Webcast of the 2025 Annual Meeting and Log in Instructions. Online access to the audio webcast will open approximately 30 minutes before the start of the 2025 Annual Meeting to allow time for you to log in and test your computer audio system. To attend the 2025 Annual Meeting, log in at www.virtualshareholdermeeting.com/EXPE2025. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. We encourage you to access the meeting before the start time. If you encounter any difficulties accessing the meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting platform's login page.
•Submitting Questions at the 2025 Annual Meeting. Once online access to the 2025 Annual Meeting is open, stockholders may submit questions, if any, at www.virtualshareholdermeeting.com/EXPE2025. You will need your unique control number included on your proxy card (printed in the box) or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints and in accordance with our meeting procedures.
•Voting Your Shares at the 2025 Annual Meeting. Unless you hold your shares in the Company’s 401(k) plan, you may vote your shares at the 2025 Annual Meeting even if you have previously submitted your vote via proxy. For instructions on how to do so, see the section below titled “Voting Your Shares—Voting at the 2025 Annual Meeting.”
2025 Annual Meeting Agenda and Voting Recommendations

Proposal	Board Voting Recommendation	Page Reference (for more detail)

Election of 11 Directors	FOR EACH DIRECTOR NOMINEE	14
Advisory vote on Expedia Group's named executive officer compensation	FOR	27
Ratification of appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2025	FOR	28
Record Date
The Board of Directors established the close of business on April 4, 2025 as the record date (the "Record Date") for purposes of determining the holders of Expedia Group common stock and Class B common stock entitled to notice of and to vote at the 2025 Annual Meeting. On the Record Date, 122,041,402 shares of common stock and 5,523,452 shares of Class B common stock were outstanding and entitled to vote at the 2025 Annual Meeting.

2025 Proxy Statement	1	Expedia Group

Procedural Matters	Table of Contents
Quorum
Transaction of business at the 2025 Annual Meeting may occur if a quorum is present. The presence at the 2025 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group common stock and Class B common stock, voting together as a single class, constitutes a quorum in respect of matters on which holders of Expedia Group common stock and Expedia Group Class B common stock vote together as a single class. When the holders of Expedia Group Class B common stock vote as a separate class, the presence at the 2025 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group Class B common stock constitutes a quorum with respect to such vote. In the election of the three directors whom the holders of Expedia Group common stock are entitled to elect voting as a separate class, the presence at the 2025 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group common stock constitutes a quorum. If a quorum is not present for a particular matter, it is expected that the 2025 Annual Meeting will be adjourned or postponed with respect to such matter in order to provide additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the 2025 Annual Meeting, all previously submitted proxies will be voted in the same manner as such proxies would have been voted at the original convening of the 2025 Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.
Stockholders who have not already voted by proxy and participate in the 2025 Annual Meeting online at www.virtualshareholdermeeting.com/EXPE2025 will be considered to be attending the meeting in person for purposes of determining whether a quorum has been met. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Expedia Group common stock and Class B common stock outstanding on the Record Date and represented by a properly executed proxy will be treated as present and entitled to vote at the 2025 Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and broker non-votes are counted for purposes of determining a quorum.
Voting Rights
Expedia Group stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the Record Date, voting together as a single voting class, in:
•the election of eight of the 11 director nominees,
•the advisory vote on Expedia Group's named executive officer compensation, and
•the ratification of the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2025.
Expedia Group stockholders are entitled to one vote for each share of common stock held as of the Record Date in the election of the three director nominees whom the holders of Expedia Group common stock are entitled to elect as a separate class pursuant to the Company’s amended and restated certificate of incorporation. There is no cumulative voting.
Solicitation of Proxies
Expedia Group will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of the Company, without additional compensation, may solicit proxies from stockholders by telephone, by electronic means, by letter, by facsimile, in person or otherwise. Following the initial distribution of the Notice of Annual Meeting of Stockholders and related proxy materials, Expedia Group will request brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Expedia Group common stock and to request authority for the exercise of proxies. In such cases, Expedia Group, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.
Expedia Group has retained MacKenzie Partners, Inc. to distribute proxy solicitation materials to brokers, trusts, banks and other stockholder nominees and to assist in the solicitation of proxies from Expedia Group stockholders. The fee for such firm’s services is estimated not to exceed $16,000, plus reimbursement for reasonable out-of-pocket costs and expenses.

Expedia Group	2	2025 Proxy Statement

Table of Contents	Procedural Matters
Voting Your Shares
Voting by Proxy Without Attending the 2025 Annual Meeting
You may direct how your shares are voted by proxy without attending the 2025 Annual Meeting. The manner in which your shares may be voted by proxy depends on the manner in which you hold your shares, as described below:
•Registered stockholder: your shares are represented by certificates or book entries in your name on the records of the Company’s stock transfer agent;
•401(k) plan participant: your shares are held in the Company’s 401(k) plan for employees; or
•Beneficial stockholder: you hold your shares “in street name” through a broker, trust, bank or other nominee.
You may vote your shares by proxy in any of the following three ways:
•Using the Internet. Registered stockholders and 401(k) plan participants may vote using the internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Online proxy voting via the internet is available 24 hours a day and will close 11:59 p.m. Eastern Time, on June 2, 2025 for shares held in the Company's 401(k) plan and for shares held directly.
•By Telephone. Registered stockholders and 401(k) plan participants may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Telephone proxy voting is available 24 hours a day and will close 11:59 p.m. Eastern Time on June 2, 2025 for shares held in the Company's 401(k) plan and for shares held directly.
•By Mail. Registered stockholders and participants in the Company's 401(k) plan who received printed materials may submit proxies by mail by marking, signing and dating the printed proxy cards included with your proxy materials and mailing them in the accompanying pre-addressed envelopes. Beneficial owners who received printed materials may vote by marking, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.
All proxies properly submitted and not revoked will be voted at the 2025 Annual Meeting in accordance with the instructions indicated thereon. If you are a stockholder of record and submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each of the proposals described in this proxy statement.
If you hold Expedia Group shares in the Company’s 401(k) plan, you must provide the plan trustee with instructions in order to vote these shares. The trustee of the Company’s 401(k) plan for employees, Fidelity Management Trust Company, will vote Expedia Group common stock credited to employee accounts in accordance with such employee’s voting instructions. The trustee will vote the 401(k) plan shares for which voting instructions are not received in the same proportion as the shares for which voting instructions are received.
Expedia Group is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the corresponding stockholder (Delaware General Corporation Law section 212(c)). The electronic voting procedures provided for the 2025 Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

2025 Proxy Statement	3	Expedia Group

Procedural Matters	Table of Contents
Voting at the 2025 Annual Meeting
Unless you hold your shares in the Company’s 401(k) plan, you may vote your shares at the 2025 Annual Meeting even if you have previously submitted your vote by proxy. If you attend the Annual Meeting online and wish to vote in person, you can request any previously submitted proxy not be used. To vote at the 2025 Annual Meeting, log in at www.virtualshareholdermeeting.com/EXPE2025. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by that broker, trustee or nominee.
Because shares held by participants in the Company’s 401(k) plan may be voted only by the trustee, these shares may not be voted during the 2025 Annual Meeting. Such plan-participants are nevertheless invited to attend the 2025 Annual Meeting and submit questions.
Votes Required and Voting Impact of Abstentions and Broker Non-Votes
Votes Required. Directors are elected by a plurality of votes cast. All other proposals for consideration at the 2025 Annual Meeting require the affirmative vote of a majority of the voting power represented by the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote on the matter for approval, voting together as a single class.
Abstentions. Abstentions are treated as shares entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present and entitled to vote at the 2025 Annual Meeting (i.e., the advisory proposal regarding Expedia Group's executive compensation and the proposal regarding ratification of the independent registered public accounting firm), and have no impact on the vote on any proposal for which the vote standard is based on the votes cast at the meeting (i.e., the election of directors).
Broker non-votes. If you hold your shares in street name and want your shares to be voted on all matters at the 2025 Annual Meeting, you must instruct your broker, bank or other institution how to vote such shares. Absent your specific instructions, Nasdaq rules do not permit brokers and banks to vote your shares on a discretionary basis for non-routine corporate governance matters, such as the election of directors and the advisory proposal regarding Expedia Group's executive compensation (resulting in a “broker non-vote”). Broker non-votes will have no effect on the outcome of any of the proposals to be voted on by stockholders at the 2025 Annual Meeting. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered:
•Non-Routine Items. The election of directors and the advisory proposal regarding Expedia Group's executive compensation are non-routine items and may NOT be voted on by your broker, bank or other nominee absent your specific voting instructions. Although broker non-votes will be tabulated in respect of each of these items, any broker non-vote will have no impact on the outcome as such broker, bank or other nominee is not considered entitled to vote.
•Routine Item. The ratification of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2025 is a routine item. Generally, brokers, banks and other nominees that do not receive voting instructions may vote on this proposal in their discretion, and therefore, broker non-votes are not expected for this matter.
Revocation of Proxies
If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.
If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the 2025 Annual Meeting by (i) delivering written notice, bearing a date later than your proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet before the vote at the 2025 Annual Meeting, or (iii) attending the 2025 Annual Meeting and resubmitting your vote. Registered stockholders may also follow the instructions provided on the proxy card to submit a new proxy by telephone or via the internet.

Expedia Group	4	2025 Proxy Statement

Table of Contents	Procedural Matters
Other Business
The Board of Directors does not intend to bring any business before the 2025 Annual Meeting other than the proposals discussed in this proxy statement and specified in the Notice of Annual Meeting of Stockholders. The Board has no knowledge of any other matters to be presented at the 2025 Annual Meeting other than those described in this proxy statement. If any other matters should properly come before the 2025 Annual Meeting, the persons designated as proxies will vote on them according to their best judgment.
Your vote is very important. Whether or not you plan to attend the 2025 Annual Meeting, please take the time to vote via the internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the 2025 Annual Meeting.

2025 Proxy Statement	5	Expedia Group

Corporate Governance and Board of Directors
Board of Directors
Board Composition
The Company's business and affairs are overseen by our Board of Directors, which is currently composed of 11 members. There are currently two management representatives on the Board, and seven of the nine remaining directors are independent. The Board has standing Audit, Compensation, and Nominating Committees, each solely composed of independent directors, as well as an Executive Committee. The following changes to the Board’s composition occurred since the beginning of 2024:
•on February 12, 2024, the size of the Board was expanded from 12 to 13 members and Ariane Gorin was (i) elected to fill the newly-created directorship and (ii) effective May 13, 2024, designated to serve as a member of the Executive Committee and as Chief Executive Officer;
•on September 10, 2024, Peter Kern resigned from the Board and the Board eliminated the Board seat previously held by Mr. Kern, thereby decreasing the size of the Board from 13 to 12 directors; and
•on November 7, 2024, Julie Whalen resigned from the Board and on April 18, 2025, the Board eliminated the Board seat previously held by Ms. Whalen, thereby decreasing the size of the Board from 12 to 11 directors.
2024 Board Meetings. During 2024, the Board of Directors met four times, and acted by unanimous written consent once. Each director who was a member of the Board in 2024 attended at least 75% of the aggregate number of meetings of the Board and its committees on which the director served. Each director who was a member of the Board in June 2024 attended the 2024 annual meeting of stockholders, which was held virtually.
Director Independence. The Board of Directors has determined that seven of the Board’s current 11 directors are “independent directors” as defined under the Marketplace Rules of The Nasdaq Stock Market (the "Marketplace Rules") and that the members of the Audit and Compensation Committees have also satisfied the separate independence requirements applicable to audit committee and compensation committee members under SEC and Marketplace Rules rules. The independent directors are Beverly Anderson, M. Moina Banerjee, Chelsea Clinton, Henrique Dubugras, Craig Jacobson, Patricia Menendez Cambo, and Alexandr Wang. In making its independence determinations, the Board considered applicable legal standards and any relevant transactions, relationships or arrangements, including Ms. Clinton’s service as a member of the board of directors of IAC Inc. (formerly named IAC/InterActiveCorp, and hereinafter, "IAC").
Board Leadership Structure. Our independent directors meet in regularly scheduled sessions, typically after each Board meeting. We do not have a lead independent director or any other formally appointed leader for these independent sessions. The independent membership of our Audit, Compensation and Nominating Committees ensures that only directors without ties to Company management are charged with oversight of financial reporting and executive compensation related decisions made by Company management, as well as for recommending candidates for Board membership. At each regularly scheduled Board meeting, the Chair of each respective committee (as and if applicable) provides the full Board with an update of all significant matters discussed, reviewed, considered and approved by the committee since the last regularly scheduled Board meeting.
Mr. Diller serves as the Chairman and Senior Executive of the Company, and Ms. Gorin serves as the Chief Executive Officer of the Company. This leadership structure provides the Company with the benefit of Mr. Diller’s continued oversight of the Company’s strategic goals and vision, coupled with the benefit of a separate full-time Chief Executive Officer dedicated to focusing on day-to-day management, as well as the Company’s strategic goals and vision. The Company believes that this is the most appropriate leadership structure for the Company and its stockholders at this time.

Expedia Group	6	2025 Proxy Statement

Table of Contents	Corporate Governance and Board of Directors
Risk Oversight
Board’s Role in Risk Oversight
As part of its general oversight duties, the Board of Directors oversees the Company’s risk management. Between quarterly meetings, the Chief Financial Officer and Chief Legal Officer meet regularly with the Executive Committee, and the members of the Executive Committee are informed of any immediate risks at such meetings.
The Audit Committee is responsible for discussing with management the Company’s major financial risks and the steps management has taken to monitor and control such risks, including the Company’s risk assessment and management policies, its foreign exchange risk management policy, and its investment management policy. In fulfilling these oversight responsibilities, the Audit Committee receives regular reports from the Chief Financial Officer, Chief Legal Officer, Vice President of Internal Audit, Chief Accounting Officer and Treasurer. The Vice President of Internal Audit reports directly to the Audit Committee and provides quarterly (or more frequent) reports on the results of internal audits and investigations and the Audit Committee reviews and approves the annual internal audit plan.
The Board of Directors recognizes that safeguarding the Company’s data, information systems, and technology assets is critical to maintaining the trust and confidence of the Company’s travelers, business partners and employees, and the Board, in coordination with the Audit Committee, actively exercises oversight of the Company’s technological infrastructure, information security and its cybersecurity, which are key components of the Company’s risk management program. The Audit Committee regularly receives presentations and reports from both Company management and third-parties, as appropriate, that address a wide range of topics related to cybersecurity risks and the Company’s CSO and/or the Company’s CTO regularly meet with the Audit Committee (and, where appropriate, the full Board) to discuss technology, information security and cybersecurity programs and related priorities and controls and provide reports to the Audit Committee and the Board at least annually regarding information security matters. For more information about the Company's cybersecurity risk management program, please see the disclosures under the heading "Cybersecurity" in Part I, Item 1C of the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
The Compensation Committee annually reviews the potential risk to the Company from its compensation programs and policies, including any incentive plans, and assesses whether such programs and policies incentivize unnecessary or excessive risk taking. The Chair of the Audit Committee and the Chair of the Compensation Committee each make regular reports to the full Board.
Management's Role in Risk Oversight
The Company's management is responsible for day-to-day risk management and has developed and implemented policies and guidelines to identify, assess and manage significant risks facing the Company. In this context, management conducts an annual risk assessment on a Company-wide basis, to assess strategic, financial, operational, information security and regulatory risks. The Company also conducts additional, targeted assessments to review specific areas of risk, including information technology and cybersecurity, climate change and compensation related risks. The results of these assessments are first reviewed by the Company's senior management, after which they are discussed with the Board or appropriate Board committee as described above. The Chairman/Senior Executive, Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer also attend quarterly Board meetings and discuss operational risks with the Board and management provides quarterly reports and presentations on strategic risks to the Board.

2025 Proxy Statement	7	Expedia Group

Corporate Governance and Board of Directors	Table of Contents
Board Committees
The Audit, Compensation, and Nominating Committees operate under written charters adopted by the Board of Directors. These charters are available on the “Corporate Governance” page of the “Investors” section of the Company’s corporate website at www.expediagroup.com. The following table sets forth the members of each standing committee.

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating Committee

Beverly Anderson(1)		■
M. Moina Banerjee(1)	£
Chelsea Clinton(1)		£		■
Barry Diller			■
Henrique Dubugras(1)
Ariane Gorin(2)			■
Craig Jacobson(1)	■	■		£
Dara Khosrowshahi
Patricia Menendez Cambo(1)	■
Alex von Furstenberg
Alexandr Wang(1)

■	Member	£	Chair
(1)Independent director.
(2)Ms. Gorin was elected as a member of the Board on February 12, 2024, and she was appointed Chief Executive Officer and a member of the Executive Committee effective May 13, 2024.
Audit Committee. The Audit Committee of the Board of Directors is currently composed of three directors: Ms. Banerjee, who Chairs the committee, Ms. Menendez Cambo, and Mr. Jacobson.
The Board has determined that (i) each of the directors serving on our Audit Committee is independent within the meaning of the SEC rules and Marketplace Rules and is able to read and understand fundamental financial statements as required by Marketplace Rules, and (ii) Ms. Banerjee is an “audit committee financial expert,” as defined under the SEC rules.
The Audit Committee operates pursuant to a written charter adopted by the Board, pursuant to which the Audit Committee is granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Exchange Act. The Audit Committee is appointed by the Board to assist the Board with a variety of matters discussed in detail in the Charter, including monitoring: (1) the integrity of the Company’s financial reporting process, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s internal audit function and the independent registered public accounting firm, (4) the Company’s compliance with legal and regulatory requirements, and (5) the Company's significant enterprise risks, including financial, product security and cybersecurity risk exposures and actions that Company management has undertaken to identify, assess, monitor, manage, mitigate and report on such risks.

Expedia Group	8	2025 Proxy Statement

Table of Contents	Corporate Governance and Board of Directors
The Audit Committee met eight times in 2024. The formal report of the Audit Committee with respect to the year ended December 31, 2024, is set forth below under the heading “Audit Committee Report”.
Compensation Committee. The Compensation Committee of the Board of Directors is currently composed of three directors: Ms. Clinton, who is Chair, Mr. Jacobson, and Ms. Anderson. In 2024, the Compensation Committee met six times and acted by unanimous written consent five times.
The Board has determined that each Compensation Committee member (i) satisfies the independence requirements applicable under SEC and Marketplace Rules; and (ii) has never been an employee of Expedia Group.
The Compensation Committee operates pursuant to a written charter adopted by the Board and is responsible for, among other matters, (1) administering and overseeing the Company’s executive compensation program, including salary matters, bonus plans and stock compensation plans, (2) approving grants of equity awards, (3) oversight of the Company’s succession plans relating to members of the Company’s senior management team other than the Chief Executive Officer, (4) oversight and administration of compensation-related policies applicable to the Company’s senior management, and (5) oversight and guidance on the Company’s strategic inclusion and diversity initiatives and establishing the Company’s general compensation philosophy and oversight of compensation and benefits programs. Please see the section below titled “Compensation Discussion and Analysis” for more information about Company’s compensation-setting process and its other executive compensation practices and policies, including its compensation risk oversight.
Compensation Consultant Independence. During 2024, the Compensation Committee retained the compensation consulting firm, Compensia, Inc. (“Compensia”), as its independent consultant to conduct a review of the Company’s compensation peer groups, and to compile data from proxy statements and other SEC filings of peer companies regarding compensation for certain executive officer positions. Additionally, and at the Compensation Committee's direction, Compensia rendered advice in connection with 2024 equity award grants to certain executive officers, among other matters, as further detailed below in the section entitled, "Compensation Discussion and Analysis - Role of Compensation Consultants." The Compensation Committee considered various factors bearing upon Compensia’s independence including, but not limited to, the fees received by Compensia from the Company as a percentage of Compensia’s total revenue; Compensia’s policies and procedures designed to prevent conflicts of interest; and any business or personal relationships that could impinge on Compensia’s independence. Upon completion of its review, the Compensation Committee determined that Compensia was independent and that its engagement did not present any conflicts of interest.
Nominating Committee. The Nominating Committee of the Board of Directors is currently composed of two directors: Mr. Jacobson, who is the chair, and Ms. Clinton. The Board has determined that each member of the Nominating Committee is independent under Marketplace Rules. The Nominating Committee functions pursuant to a written charter adopted by the Board of Directors. The Nominating Committee is appointed by the Board to assist the Board by: (i) identifying, reviewing and evaluating individuals qualified to become Board members; (ii) recommending director nominees for the next annual meeting of stockholders and nominees to fill vacancies on the Board as necessary; and (iii) making recommendations with respect to the compensation and benefits of directors. In 2024, the Nominating Committee met once.
Executive Committee. The Executive Committee has all the power and authority of the Board of Directors, except those powers specifically reserved to the Board by Delaware law, and is currently composed of two directors: Mr. Diller and Ms. Gorin. In 2024, the Executive Committee met once.

2025 Proxy Statement	9	Expedia Group

Corporate Governance and Board of Directors	Table of Contents
Director Selection and Qualifications
The Nominating Committee identifies, reviews and evaluates individuals qualified to become Board members, consistent with criteria established by our Board, and recommends candidates for nomination and election to the Board. The Nominating Committee may use any methods it deems appropriate to identify candidates for Board membership, including recommendations from other Board members, from management and from stockholders. The Nominating Committee may also engage outside search firms, consultants and other advisers, at the Company’s expense, to identify, screen and/or evaluate suitable candidates.
The Board and the Nominating Committee do not have specific requirements for eligibility to serve as a director of Expedia Group. However, in evaluating candidates, regardless of how recommended, the Nominating Committee considers the following criteria as well as any other factor they deem relevant:
•whether the professional and personal ethics and values of the candidate are consistent with those of Expedia Group;
•whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to Expedia Group, including in providing a mix of directors that represent a diversity of experiences, characteristics, attributes, skills and backgrounds, including diversity with respect to race, gender, geography, and areas of expertise; and
•whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable.
The Nominating Committee directs any search firm it engages to include qualified women and minority candidates with a diversity of race/ethnicity and gender in the initial pool presented to the Nominating Committee for consideration. The Nominating Committee also considers whether a candidate is willing and able to devote the necessary time and energy to the work of the Board, and is prepared and qualified to represent the best interests of Expedia Group’s stockholders.
Stockholder Recommendations. The Nominating Committee uses the same process to evaluate director nominees recommended by stockholders as it does to evaluate nominees identified by other sources. Stockholders who wish to make such a recommendation should send the recommendation to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the individual making the recommendation as a stockholder and provide evidence of such stock ownership, and provide a brief summary of the candidate’s qualifications and experience under the criteria noted above, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Corporate Secretary and the Chairman and, if deemed appropriate, forwarded to the Nominating Committee for further review. If the Nominating Committee believes that the candidate fits the profile of a qualified director nominee as described above, the recommendation will be shared with the entire Board.
Stockholder Nominations. Expedia Group’s Amended and Restated By-laws also permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, and in order for any such nomination to be included in the company’s proxy card (the “universal proxy” as contemplated pursuant to Rule 14a-19 under the Exchange Act), the stockholder must satisfy the requirements set forth in our By-laws and in Rule 14a-19 under the Exchange Act. In addition, the stockholder must give timely notice to the Corporate Secretary in accordance with the advance notice procedure set forth in our By-laws.
Communications with the Board
Expedia Group stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board or to the specified director(s).

Expedia Group	10	2025 Proxy Statement

Table of Contents	Corporate Governance and Board of Directors
Compensation of Non-Employee Directors
The Board of Directors, based on recommendations from the Nominating Committee, has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide the competitive compensation necessary to attract and retain high quality non-employee directors, and to encourage ownership of Company stock to further align directors’ interests with those of our stockholders.
Expedia Group employees do not receive compensation for serving as a Board member. Each non-employee director of Expedia Group who served on the Board during 2024 was entitled to receive the following compensation:
•an annual retainer of $45,000, paid in equal quarterly installments;
•a grant of RSUs with a value of $250,000 (based on the closing price of Expedia Group’s common stock on the Nasdaq Stock Market on the day before the grant), upon such director’s initial election to office or at the time such director first became eligible to receive compensation for service as a director, and annually thereafter on June 1, with such RSUs to vest in three equal installments commencing on the first anniversary of the grant date. In the event of a change in control as defined in the Sixth Amended and Restated Expedia Group, Inc. 2005 Stock and Annual Incentive Plan (the “Expedia Group 2005 Plan”), the RSUs shall vest automatically in full as set forth in the “Form of Expedia Group, Inc. 2020 Restricted Stock Unit Agreement (Directors)” included as an exhibit to the Company's most recent Annual Report on Form 10-K.
•an annual retainer of $20,000 for each member of the Audit Committee (including the Chair), $15,000 for each member of the Compensation Committee (including the Chair) and $17,500 for each member of the Nominating Committee (including the Chair); and
•a supplemental annual retainer of $15,000 for the Chair of the Audit Committee and $15,000 for the Chair of the Compensation Committee.
Expedia Group reimburses directors for all reasonable expenses incurred to attend Board and committee meetings.
Director Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines applicable to its members, designed to further align the interests of the directors with the interests of the Company's stockholders. The director stock ownership guidelines apply to "Covered Directors": all directors except those who are subject to the Company’s Executive Stock Ownership Guidelines.
Covered Directors are encouraged during their tenure to hold a number of shares of Expedia Group common stock, the aggregate value of which is equal to (or greater than) five times the annual cash retainer amount (currently $45,000, with the current holding requirement thereby equal to $225,000). Covered Directors have five years to satisfy the holding requirement. If the annual cash retainer is increased during a Covered Director’s service, the Covered Director shall have five years from the date of the increase in the annual cash retainer to acquire the additional stock. Based on the closing price of the Company’s common stock on April 4, 2025, each Covered Director held shares of Expedia Group common stock with a value greater than $225,000, other than Mr. Wang, who was elected to the Board in June 2023 and is in the process of satisfying the guidelines' holding requirement.
Non-Employee Director Deferred Compensation Plan
Under the Company's Director Deferred Compensation Plan, non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied towards the purchase of share units, representing the number of shares of Expedia Group common stock that could have been purchased on the date such fees would otherwise be payable, or (ii) credited to a cash fund. If any dividends are paid on Expedia Group common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of the Company, a director will receive (1) with respect to share units, such number of shares of Expedia Group common stock as the share units represent, and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election. Mr. Khosrowshahi and Ms. Menendez Cambo elected to defer 100% of their 2024 director fees towards share units.

2025 Proxy Statement	11	Expedia Group

Corporate Governance and Board of Directors	Table of Contents
Hedging Policy
The Expedia Group, Inc. Securities Trading Policy prohibits directors from engaging in short sales with respect to Expedia Group securities or the purchase, sale or issuance of options or rights relating to Expedia Group securities. This prohibition extends to various forms of hedging or monetization transactions.
2024 Director Compensation
As employee directors, Mr. Diller and Ms. Gorin did not receive compensation for their service as directors during 2024; similarly, Mr. Kern and Ms. Whalen, who resigned from the Board on September 10, 2024 and November 7, 2024, respectively, did not receive any compensation for their service as employee directors during 2024.
The following table provides summary information regarding the compensation received by our non-employee directors for their Board service during 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Beverly Anderson(4)	60,000	249,985	—	309,985
M. Moina Banerjee(5)	80,000	249,985	—	329,985
Chelsea Clinton(6)(†)	92,500	249,985	—	342,485
Henrique Dubugras	45,000	249,985	—	294,985
Craig Jacobson(7)	97,500	249,985	—	347,485
Dara Khosrowshahi(*)(†)	45,000	249,985	—	294,985
Patricia Menendez Cambo(8)(*)(†)	65,000	249,985	—	314,985
Alex von Furstenberg(†)	45,000	249,985	—	294,985
Alexandr Wang	45,000	249,985	—	294,985
(1)This column reports the amount of cash compensation earned in 2024 for Board and committee service, including amounts deferred at the director’s election.
(2)Reflects aggregate grant date fair value of awards granted in the year indicated, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date fair value of awards reflects an estimate as of the grant date and may not correspond to the actual value that will be recognized by the directors. Stock awards consist of RSUs valued using the closing price of Expedia Group common stock on the Nasdaq Stock Market on the trading day immediately preceding the grant date.
(3)Non-employee directors who served on the Board through December 31, 2024 had the following outstanding RSU awards as of such date: Ms. Anderson, 4,601 RSUs; Ms. Banerjee, 5,393 RSUs; Ms. Clinton, 4,601 RSUs; Mr. Dubugras, 4,818 RSUs; Mr. Jacobson, 4,601 RSUs; Mr. Khosrowshahi, 4,601 RSUs; Ms. Menendez Cambo, 4,601 RSUs; Mr. von Furstenberg, 4,601 RSUs; and Mr. Wang, 3,957 RSUs.
(4)Ms. Anderson was a member of the Compensation Committee during 2024.
(5)Ms. Banerjee was Chair of the Audit Committee during 2024.
(6)Ms. Clinton was Chair of the Compensation Committee and a member of the Nominating Committee during 2024.
(7)Mr. Jacobson was Chair of the Nominating Committee and a member of the Audit Committee and Compensation Committee during 2024.
(8)Ms. Menendez Cambo was a member of the Audit Committee during 2024.
(*)     Mr. Khosrowshahi and Ms. Menendez Cambo elected to defer 100% of their 2024 director fees towards share units pursuant to the Director Deferred Compensation Plan.
(†)     Based on 2024 and prior year deferrals, at December 31, 2024, our non-employee directors had the following deferred share unit balances: Ms. Clinton held 2,518.87 share units; Mr. Khosrowshahi held 1,776.16 share units; Ms. Menendez Cambo held 1,502.62 share units; and Mr. von Furstenberg held 1,546.11 share units.

Expedia Group	12	2025 Proxy Statement

Table of Contents	Corporate Governance and Board of Directors
Compensation Committee Interlocks and Insider Participation
In 2024, the Board of Directors had a Compensation Committee, composed of Ms. Anderson, Ms. Clinton, and Mr. Jacobson. During the year ended December 31, 2024, none of Ms. Clinton, Ms. Anderson or Mr. Jacobson, was an officer or employee of Expedia Group, formerly an officer of Expedia Group, or an executive officer of an entity for which an executive officer of Expedia Group served as a member of the Compensation Committee or as a director.
Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act, Expedia Group officers and directors and persons who beneficially own more than 10% of a registered class of Expedia Group’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Based solely on a review of the reports filed for fiscal year 2024 and related written representations, we believe that all Section 16(a) reports were filed on a timely basis.
Responsible Business and Travel — Open World
At Expedia Group, we believe travel is a force for good. Our Open World™ Impact strategy leverages our platform, technology, and partnerships to support our mission of enabling more responsible and accessible travel for everyone, everywhere. We are leveraging our deep understanding of, and leadership in, the travel industry to accelerate positive change for our employees, travelers, partners, communities, and the planet. To amplify this, we have identified the following three priorities:
•Economic Advancement: Strengthen economic opportunity by enabling the growth and success of local and small businesses within the travel ecosystem to ensure more people benefit from the industry’s growth.
•Inclusive Pathways: Advance travel equity for all by identifying gaps and barriers to travel, reimagining travel in a way that welcomes all.
•Prosperous Planet: Promote and enable sustainable and responsible travel, including by encouraging partners to offer more sustainable travel options.
Human Capital Management
At Expedia Group, our mission is to power global travel for everyone, everywhere. We believe travel is a force for good, and we are committed to making it more accessible and enjoyable for everyone.
We aim to go above and beyond to take care of our people – by providing opportunities for them to grow and develop, benefits that fuel their passion for travel and resources that foster their well-being. While competition for talent is fierce, particularly in the United States and in Seattle where our headquarters are located, we believe we offer something different: an opportunity to strengthen connections, broaden horizons and bridge divides through travel. We know the power of travel and understand the amazing things we can achieve by making it more accessible to everyone. And we are focused on attracting and retaining the best and brightest people to help us do that. To that end, we offer competitive compensation, talent development and training opportunities and differentiated benefits, including healthcare and retirement programs, a wellness and travel allowance, an employee assistance program, financial education tools, a global resource for parental leaves and family building advice, an employee stock purchase program, time-off programs, volunteer days off, a transportation program, and travel discounts. We continuously evolve our benefits to meet changing employee needs, with recent enhancements focusing on mental and emotional health services, expanded telehealth options, wellness education, and family support services, all accessible through streamlined digital platforms.
We are committed to inclusion and diversity, and believe it is a means to drive positive business outcomes and foster innovation. As a travel company that serves travelers around the world, we believe that when our team reflects the diversity of our travelers, and operates in an environment where they feel included, we create better experiences and we have better business results. By embracing these values, we aim to create a workplace where everyone can thrive.
We are a meritocracy and to deliver excellence, we make hiring, promotion and all other talent decisions based on skills, experiences and performance. We cast a wide net to find and promote the most qualified team members.

2025 Proxy Statement	13	Expedia Group

Proposal 1
Election of Directors
Board of Director Nominees
At the 2025 Annual Meeting, a board of 11 directors will be elected to hold office for a term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s death, removal or resignation). All of the nominees were elected as directors by stockholders at the 2024 annual meeting of stockholders and are being presented for re-election at the 2025 Annual Meeting. The directors below are recommended by the Nominating Committee and nominated by the Board of Directors to be elected as directors at the 2025 Annual Meeting. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected.
Expedia Group’s amended and restated certificate of incorporation provides that the holders of the Company’s common stock, acting as a single class, are entitled to elect a number of directors equal to 25% percent of the total number of directors, rounded up to the next whole number of directors, which is currently three directors. The Board has designated Ms. Banerjee, Ms. Menendez Cambo, and Mr. Wang as nominees for the positions on the Board to be elected at the 2025 Annual Meeting by the holders of Expedia Group common stock, voting as a separate class (together, the “Common Stock Nominees”), and Ms. Anderson, Ms. Clinton, Mr. Diller, Mr. Dubugras, Ms. Gorin, Mr. Jacobson, Mr. Khosrowshahi, and Mr. von Furstenberg as nominees for the positions on the Board to be elected at the 2025 Annual Meeting by the holders of Expedia Group common stock and Class B common stock, voting together as a single class (the “Combined Stock Nominees”). Although management does not anticipate that any of the nominees named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board.

Our Board of Directors unanimously recommends that you vote "FOR" the election of each of these director nominees.

Expedia Group	14	2025 Proxy Statement

Table of Contents	Proposal 1
Board Composition
The Board believes that it is essential for its membership to represent a wide range of perspectives, skills and experiences, in order to achieve the best outcomes. The matrix below highlights the mix of skills, experience, and expertise that, among other factors, led the Board and the Nominating Committee to recommend these nominees for election to the Board. Our nominees represent a broad range of backgrounds and experience, and each nominee possesses numerous other competencies not identified below. The matrix is intended to depict notable areas of focus for each nominee and not having a mark does not mean that a particular nominee does not possess that qualification or skill.

Director	Public Company Board Experience	Financial Expertise	Global Business/International Experience	Innovation/Technology/Information Security Experience	Travel Industry Experience	Culture & Human Capital Management Experience	Legal/Public Policy/Risk Management Experience	Senior Executive Leadership Experience	Brand/Marketing Experience

B. Anderson		✓	✓	✓		✓	✓	✓	✓
M. Banerjee		✓				✓		✓
C. Clinton	✓		✓			✓	✓
B. Diller	✓	✓	✓		✓	✓		✓	✓
H. Dubugras	✓	✓	✓	✓	✓	✓		✓
A. Gorin	✓		✓	✓	✓	✓		✓	✓
C. Jacobson	✓						✓
D. Khosrowshahi	✓	✓	✓	✓	✓			✓
P. Menendez Cambo			✓				✓	✓
A. von Furstenberg	✓	✓							✓
A. Wang				✓		✓		✓	✓

2025 Proxy Statement	15	Expedia Group

Proposal 1	Table of Contents
Director Nominee Biographies
Set forth below is additional information about each of the director nominees as of the date of this proxy statement, including professional background, U.S.-listed public company director positions held currently or at any time during the last five years, and the specific qualifications that led the Nominating Committee and our Board to nominate each for election. Except as noted, there are no family relationships among directors or executive officers of Expedia Group.

Barry Diller
Chairman of the Board
& Senior Executive
Director Since | 2005
Age | 83
Board Committees:
•Executive Committee
Other Public Company Boards (within past 5 years):
•IAC (since 1995)
•MGM Resorts International (since 2020)
•Coca-Cola Company (2002 to August 2024)

Professional Highlights
•Expedia Group, Chairman of the Board and Senior Executive, (since August 2005)
•Chairman and Senior Executive, IAC (since 2010)
•Chairman of the Board and Chief Executive Officer of IAC and its predecessors (August 1995 to November 2010)
•Special Advisor to TripAdvisor, Inc. (April 2013 to March 2017)
•Chairman of the Board and Senior Executive, TripAdvisor (December 2011 to December 2012)
•Non-executive Chairman of the Board, Ticketmaster Entertainment, Inc. (2008 to 2010)
•Non-executive Chairman of the Board, Live Nation Entertainment, Inc. (January 2010 to October 2010)
•Chairman of the Board and Chief Executive Officer, QVC, Inc. (December 1992 to December 1994)
•Chairman of the Board and Chief Executive Officer, Fox, Inc. (1984 to 1992)
•Chairman of the Board and Chief Executive Officer, Paramount Pictures Corporation (1974 to 1984)
Other Professional Experience and Community Involvement
•President and Director, The Diller - von Furstenberg Family Foundation
•President and Chair, Little Island
Board Membership Qualifications
As result of his involvement with Expedia Group both while it was operated within IAC and since the completion of Expedia Group’s spin-off from IAC on August 9, 2005 (the "IAC/Expedia Group Spin-Off"), Mr. Diller has a great depth of knowledge and experience regarding Expedia Group and its businesses. Mr. Diller has extensive management experience, broad international exposure and emerging market experience and innovation and technology experience, including through his service as Chief Executive Officer of media and interactive commerce companies, as well as experience as a director serving on other public company boards, including as Chairman. Mr. Diller also is a significant stockholder of Expedia Group.

Expedia Group	16	2025 Proxy Statement

Table of Contents	Proposal 1

Beverly Anderson Independent Director Director Since | 2020 Age | 61 Board Committees: •Compensation Committee Other Public Company Boards (within past 5 years): •None
Professional Highlights
•President and Chief Executive Officer, Boeing Employees Credit Union (BECU), a not-for-profit credit union (since December 2022), and BECU Board member (since April 2024)
•President, Global Consumer Solutions, Equifax (December 2019 to January 2022)
•Executive Vice President of Cards and Retail Services, Wells Fargo (March 2012 to November 2019)
Other Professional Experience and Community Involvement
•Board Member, Accion (a global nonprofit)
•Board Member, Harvard Business School African-American Alumni Association
Education
•Master of Business Administration with distinction, Harvard Business School
•Bachelor of Science in Business, summa cum laude, Florida A&M University
Board Membership Qualifications
Ms. Anderson provides valuable expertise as a leader of consumer-facing businesses, as well as her extensive knowledge of, and experience in, consumer finance and payments matters.

2025 Proxy Statement	17	Expedia Group

Proposal 1	Table of Contents

M. Moina Banerjee Independent Director Director Since | 2023 Age | 43 Board Committees: •Audit Committee (Chair) Other Public Company Boards (within past 5 years): •None
Professional Highlights
•Chief Financial Officer, JBG Smith Properties, a REIT (“JBGS”) (since December 2020)
•Head of Capital Markets, JBGS (2018-2020)
•Executive Vice President of JBGS (2017-2020)
•Principal, Investments Group and Management Committee member, JBG (August 2010 to 2017)
Other Professional Experience and Community Involvement
•Blackstone Group
•Citigroup
Education
•Bachelor of Science in International Economics, Georgetown University
•Master of Business Administration, The Wharton School, University of Pennsylvania
Board Membership Qualifications
Ms. Banerjee has extensive experience in the areas of investment, finance, capital markets, portfolio management and acquisitions, including the acquisition of hotel properties. As a senior leader of another public company, she also brings corporate governance, risk management, accounting, SEC reporting, and operational expertise to our board.

Expedia Group	18	2025 Proxy Statement

Table of Contents	Proposal 1

Chelsea Clinton
Independent Director
Director Since | 2017
Age | 45
Board Committees:
•Compensation Committee (Chair)
•Nominating Committee
Other Public Company Boards (within past 5 years):
•IAC (since September 2011)
•Clover Health Investments, Corp. (since January 2021)

Professional Highlights
•Vice Chair, Clinton Foundation (since March 2013)
•Vice Chair, Clinton Health Access Initiative (since 2022)
•Board of Directors, Clinton Foundation (since September 2011)
•Board of Directors, Clinton Health Access Initiative (since September 2011)
•Assistant Vice Provost, New York University (March 2010 to May 2013)
•Special Correspondent, NBC News (November 2011 to August 2014)
•Associate, McKinsey & Company (August 2003 to October 2006)
•Associate, Avenue Capital Group (October 2006 to November 2009)
•Venture Partner, Metrodora Ventures
•New York Times Bestselling Author
•Executive Producer of GUSTY featured on AppleTV+
Other Professional Experience and Community Involvement
•Board of Directors, The School of American Ballet
•Board of Directors, The Africa Center
•Board of Directors, Weill Cornell Medical College
•Board of Directors, HiddenLight Productions Limited
•Board of Directors, Columbia University’s Mailman School of Public Health
•Faculty, Columbia University Mailman School of Public Health
•Co-Chair, Advisory Board of the Of Many Institute at New York University
Education
•B.A., Stanford University
•Master of Public Health, Columbia University's Mailman School of Public Health
•MPhil, Oxford University
•Doctorate in International Relations, Oxford University
Board Membership Qualifications
Ms. Clinton’s broad public policy experience and keen intellectual acumen enhance the diversity of skills, backgrounds and opinions represented on the Board.

2025 Proxy Statement	19	Expedia Group

Proposal 1	Table of Contents

Henrique Dubugras Independent Director Director Since | 2022 Age | 29 Board Committees: •None Other Public Company Boards (within past 5 years): •Mercado Libre, Inc. (since June 2017)
Professional Highlights
•Chairman of the Board of Directors, Brex Inc., an AI-powered spend platform (since July 2024), and Co-Chief Executive Officer (from 2017 to June 2024)
•Chairman of the Board of Directors, Mercado Libre, Inc., an e-commerce platform (since 2021)
•Co-Founder and Chief Executive Officer, Pagar.me (until acquisition in September 2016)
•Founder, EduqueMe
•Founder, Estudar nos EUA
Education
•Studied Computer Science at Stanford University (September 2016 to March 2017)
Board Membership Qualifications
Mr. Dubugras has a deep understanding of the technology sector, where he has founded and developed several companies. Mr. Dubugras has significant B2B experience, expertise in the area of online payments systems, and a track record of driving innovation, which the board believes give him particular insight into Expedia Group’s business and operations.

Expedia Group	20	2025 Proxy Statement

Table of Contents	Proposal 1

Ariane Gorin
Chief Executive Officer
Director Since | 2024
Age | 50
Board Committees:
•Executive Committee
Other Public Company Boards (within past 5 years):
•Adecco Group (2017 to April 2024)
•trivago, N.V. (2020 to 2021)

Professional Highlights
•Expedia Group (since 2013)
◦President, Expedia for Business (since June 2021)
◦President, Expedia Business Services (December 2019 to June 2021)
◦President, Expedia Partner Solutions (December 2017 to December 2019)
◦Senior Vice President and General Manager, Expedia Partner Solutions (June 2014 to November 2017)
◦Vice President, EMEA Market Management (March 2013 to June 2014)
•Microsoft Corporation (2003 to 2013)
•Director, Microsoft Office Division France (2010 to 2013) and successive sales, distribution and marketing roles (2003 to 2013)
•Consultant, Boston Consulting Group (2000 to 2002)
Education
•MBA, Kellogg Graduate School of Management, Northwestern University
•BA, Economics, University of California at Berkeley
Board Membership Qualifications
Ms. Gorin has extensive experience and expertise in the global travel business, and a track record of driving growth in international and domestic travel, marketing and sales organizations.

2025 Proxy Statement	21	Expedia Group

Proposal 1	Table of Contents

Craig Jacobson
Independent Director
Director Since | 2007
Age | 72
Board Committees:
•Audit Committee
•Compensation Committee
•Nominating Committee (Chair)
Other Public Company Boards (within past 5 years):
•Oaktree Specialty Lending Corporation (since October 2017)
•Charter Communications, Inc. (2010 to April 2024)

Professional Highlights
•Founding Partner, Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Richman, Rush, Kaller, Gellman, Meigs & Fox, L.L.P., an entertainment law firm (since 1987)
•Board of Directors, Ticketmaster (August 2008 to January 2010)
•Co-founder, New Form Digital
•Co-founder, Whisper Advisors
Education
•B.A., Brown University
•J.D., George Washington University School of Law
Board Membership Qualifications
Mr. Jacobson has extensive legal and business knowledge and experience in corporate governance matters. Mr. Jacobson also has significant financial knowledge gained during his years practicing law and advising media companies, as well as his service as a director serving on public and private company boards.

Expedia Group	22	2025 Proxy Statement

Table of Contents	Proposal 1

Dara Khosrowshahi
Director Since | 2005
Age | 55
Board Committees:
•None
Other Public Company Boards (within past 5 years):
•Uber Technologies, Inc. (since September 2017)
•Grab Holdings Limited (since March 2018)
•Aurora Innovation, Inc. (January 2021 to December 2024)

Professional Highlights
•Chief Executive Officer, Uber Technologies, Inc., a technology platform company (since September 2017)
•Chief Executive Officer and President, Expedia Group (August 2005 to August 2017)
•Chief Executive Officer, IAC Travel (January 2005 to August 2005)
•Executive Vice President and Chief Financial Officer, IAC (January 2002 to January 2005)
•Executive Vice President, Operations and Strategic Planning, IAC (July 2000 to January 2002)
•President, USA Networks Interactive (1999 to 2000)
•Vice President of Strategic Planning, IAC (1998), Senior Vice President (1999)
•Vice President, Allen & Company LLC (1995 to 1998)
•Director, The New York Times Company (2015 to 2017)
•Director, TripAdvisor, Inc. (2011 to 2013)
Other Professional Experience and Community Involvement
•Board member, Him for Her (since August 2023)
Education
•B.A., Brown University
Board Membership Qualifications
Mr. Khosrowshahi possesses in-depth experience with and knowledge of the online travel industry gained through his prior service as Chief Executive Officer of IAC Travel, as Chief Executive Officer of Expedia Group and as a director of TripAdvisor, Inc. and trivago N.V. Mr. Khosrowshahi also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

2025 Proxy Statement	23	Expedia Group

Proposal 1	Table of Contents

Patricia Menendez Cambo Independent Director Director Since | 2021 Age | 58 Board Committees: •Audit Committee Other Public Company Boards (within past 5 years): •None
Professional Highlights
•General Counsel, I Squared Capital, a private equity firm focused on global infrastructure investments (since December 2024)
•Member, Latam Strategic Advisory Board, Itau Unibanco (since June 2023)
•Director, City National Bank of Florida (since October 2022)
•Managing Partner, Director and General Counsel SBLA Advisers Corp./SoftBank Latin America Fund and Deputy General Counsel SoftBank Group International (May 2019 to June 2022)
•Director and General Counsel, SB Opportunity Fund (June 2020 to May 2022)
•Vice Chair, Chair, Global Practice Group; Co-Chair, Global Corporate and Securities Practice; and Executive Committee Member, Greenberg Traurig, LLP (1994 to 2019)
•Director of several global technology subsidiaries, of Telefonica S.A. (2000 to 2002)
Other Professional Experience and Community Involvement
•Member, Board of Advisors, University of Pennsylvania Carey Law School
•Member, Board of Trustees, University of Miami
Education
•J.D., University of Pennsylvania Carey Law School
•Bachelor of Business Administration, University of Miami
Board Membership Qualifications
Ms. Menendez Cambo has extensive experience as a trusted business and legal advisor on corporate, finance and investment matters, a high level of expertise in corporate governance and other corporate legal matters and has taken a leadership role on diversity, inclusion and gender equity matters.

Expedia Group	24	2025 Proxy Statement

Table of Contents	Proposal 1

Alex von Furstenberg Director Since | 2015 Age | 55 Board Committees: •None Other Public Company Boards (within past 5 years): •IAC (since 2008) •Vimeo (since June 2023)
Professional Highlights
•Chief Investment Officer, Ranger Global Advisors, LLC, a family office focused on value-based investing (since founding in June 2011)
•Founder and Co-Managing Member and Chief Investment Officer, Arrow Capital Management, LLC (since 2003)
•Chief Investment Officer, Arrow Investments, Inc. (since 2001) Other Professional Experience and Community Involvement:
Other Professional Experience and Community Involvement
•Director Giovanni Agnelli (since May 2023)
•Director, La Scogliera (2016 to 2020)
•Partner and Co-Chairman of the Board, Diane von Furstenberg Studio, LLC
•Director, The Diller-von Furstenberg Family Foundation
•Director, Friends of the High Line philanthropy
Board Membership Qualifications
Mr. von Furstenberg has private investment and board experience, which the Board of Directors believes give him particular insight into capital markets and investment strategy, as well as a high level of financial literacy. Mr. von Furstenberg is Mr. Diller’s stepson.

2025 Proxy Statement	25	Expedia Group

Proposal 1	Table of Contents

Alexandr Wang Independent Director Director Since | 2023 Age | 28 Board Committees: •None Other Public Company Boards (within past 5 years): •None
Professional Highlights
•Founder and Chief Executive Officer, Scale AI, a leading test and evaluation partner for artificial intelligence companies (since 2016)
Other Professional Experience and Community Involvement
•Medalist in national math, computing, and physics competitions, including prestigious USA Math Olympiads, USA Physics Olympiads, and USA Computing Olympiad
Education
•Studied machine learning at Massachusetts Institute of Technology (before dropping out to found Scale AI)
Board Membership Qualifications
Mr. Wang has extensive technology experience and expertise, including in artificial intelligence and machine learning. He also brings valuable perspective from his experience as Chief Executive Officer of a high-growth technology company.

Required Vote
At the 2025 Annual Meeting, stockholders will be asked to elect 11 members to the Board of Directors, each to hold office for a term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s death, removal or resignation). The election of the Combined Stock Nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, voting together as a single class. The election of the Common Stock Nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia Group common stock, present in person or represented by proxy, voting as a separate class.

The Board of Directors unanimously recommends that stockholders vote "FOR" the election of each of the nominees for director named above.

Expedia Group	26	2025 Proxy Statement

Proposal 2
Advisory Vote on Expedia Group's Named Executive Officer Compensation
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing stockholders the opportunity to vote at the 2025 Annual Meeting to approve, on an advisory or non-binding basis, the compensation of Expedia Group’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and is not binding on the Company or our Board of Directors.
Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement the Compensation Committee will consider the impact of such vote on its compensation policies and decisions. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders an opportunity to endorse or not endorse our executive officer pay program and policies through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the 2024 compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table, and the other related tables and disclosure.”
Expedia Group’s executive compensation program is designed to attract, retain and motivate highly skilled executives with the business experience and acumen that management and the Compensation Committee believes are necessary for achievement of Expedia Group’s long-term business objectives. In addition, the executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of Expedia Group’s stockholders. Please refer to the “Compensation Discussion and Analysis” section for a detailed discussion of Expedia’s executive compensation practices and philosophy.
Expedia Group is asking for stockholder approval of the compensation of Expedia Group’s named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures in the “Executive Compensation" and "Compensation Discussion and Analysis” sections, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Expedia Group’s named executive officers and the policies and practices described in this proxy statement.
Required Vote
At the 2025 Annual Meeting, stockholders will be asked to approve, on an advisory basis, the compensation of its named executive officers as disclosed in this proxy statement in accordance with SEC rules. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

The Board of Directors unanimously recommends that stockholders vote "FOR" the approval of the compensation of Expedia Group's named executive officers as disclosed in this proxy statement in accordance with SEC rules.

2025 Proxy Statement	27	Expedia Group

Proposal 3
Ratification of the Appointment of Expedia Group's Independent Registered Public Accounting Firm for 2025
Ernst & Young LLP was Expedia Group’s independent registered public accounting firm for the fiscal year ended December 31, 2024. The Audit Committee of the Board of Directors has also appointed Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Selection of Expedia Group’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. If the stockholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without resubmitting the matter to Expedia Group stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Expedia Group and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the 2025 Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
Fees Paid to Our Independent Registered Public Accounting Firm
The following table sets forth aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2023 and 2024.

	2023	2024

Audit Fees(1)	$13,860,000	$15,264,000
Audit-Related Fees(2)	57,000	471,000
Total Audit and Audit-Related Fees	13,917,000	15,735,000
Tax Fees(3)	18,000	42,000
Other Fees(4)	16,000	14,000
Total Fees	$13,951,000	$15,791,000
(1)Audit Fees consists of fees and expenses associated with the annual audit of the Company’s consolidated financial statements and internal control over financial reporting, statutory audits, reviews of the Company’s periodic reports, accounting consultations, reviews of SEC registration statements and consents and other services related to SEC matters. 2024 and 2023 Audit Fees include $2,752,000 and $2,658,000, respectively, in fees and expenses paid by trivago N.V., a Nasdaq-listed majority-owned subsidiary of the Company, associated with financial statement audit and review services provided to trivago

Expedia Group	28	2025 Proxy Statement

Table of Contents	Proposal 3
(2)Audit-Related Fees include fees and expenses for attestation report, due diligence in connection with acquisitions, and related accounting consultations.
(3)Tax fees generally include fees related to tax compliance and return preparation, and tax planning and advice.
(4)Other Fees include fees and expenses for professional education offerings to the Company’s employees, as well as access to Ernst & Young LLP’s online research tools.
Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm Fees
The Audit Committee has considered the audit and non-audit services provided by Ernst & Young as described above and believes that they are compatible with maintaining Ernst & Young’s independence as the Company’s independent registered public accounting firm.
The Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from the Company and its management.
Pursuant to its pre-approval policy and to ensure prompt handling of unexpected matters, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and has currently delegated this authority to its Chair, subject to a limit of $500,000 per approval. The decisions of the Chair (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.
Unless a type of service to be provided by the Company’s independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.
Required Vote
At the 2025 Annual Meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for 2025. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

The Board of Directors unanimously recommends that stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as Expedia Group's independent registered public accounting firm for 2025.

2025 Proxy Statement	29	Expedia Group

Proposal 3	Table of Contents
Audit Committee Report
The Audit Committee operates pursuant to a written charter that is available in the Corporate Governance section of our corporate website at www.expediagroup.com. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the public reporting process and establishing and maintaining an effective system of internal control over financial reporting. The Company’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of the Company’s financial statements to generally accepted accounting principles and applicable rules and regulations, and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee's responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
In this context, the Audit Committee reports as follows:
1.The Audit Committee has reviewed and discussed the audited consolidated financial statements and related footnotes for the year ended December 31, 2024, together with the results of the assessment of the internal control over financial reporting, with management and Ernst & Young LLP (“Ernst & Young”).
2.The Audit Committee has discussed with Ernst & Young the matters that are required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (PCAOB) and the SEC.
3.The Audit Committee has received the written disclosures and the letter from Ernst & Young as required by PCAOB rules, and has discussed with Ernst & Young, their independence from the Company and its management.
4.The Audit Committee has considered Ernst & Young’s provision of audit and non-audit services to the Company and concluded that the provision of such services is compatible with Ernst & Young’s independence.
5.Relying on the reviews and discussions referred to in paragraph’s (1) through (4) above, the Audit Committee unanimously recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Members of the Audit Committee:
M. Moina Banerjee (Chair)
Craig Jacobson
Patricia Menendez Cambo

Expedia Group	30	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
Beneficial Ownership Table
The following table presents information as of April 4, 2025 (except where otherwise noted therein) relating to the beneficial ownership of Expedia Group’s capital stock by (i) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Expedia Group’s common stock and Class B common stock, (ii) each current director of Expedia Group (all of whom are director nominees), (iii) each named executive officer, and (iv) all current executive officers and current directors of Expedia Group, as a group. As of April 4, 2025, there were 122,041,402 shares of Expedia Group common stock outstanding and 5,523,452 shares of Expedia Group Class B common stock outstanding.
For each beneficial owner listed, the number of shares of Expedia Group common stock and the percentage of each such class listed assumes the conversion or exercise of any Expedia Group equity securities owned by such owner that are or will become exercisable, and the vesting of any Expedia Group stock options and/or RSUs that will vest, within 60 days of April 4, 2025, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other owner. Shares of Expedia Group Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Expedia Group common stock. The percentage of votes for all classes of Expedia Group’s capital stock is based on one vote for each share of common stock and 10 votes for each share of Class B common stock.

	Common Stock			Class B Common Stock
Beneficial Owner	Shares		%	Shares		%	Percent (%) of Votes (All Classes)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	15,466,475	(1)	12.7%	—		—	8.7%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	9,943,796	(2)	8.1%	—		—	5.6%
Barry Diller	5,670,230	(3)	4.4%	5,523,452	(4)	100%	31.2%
Beverly Anderson	8,484	(5)	*	—		—	*
M. Moina Banerjee	3,916	(6)	*	—		—	*
Chelsea Clinton	16,875	(7)	*	—		—	*
Henrique Dubugras	4,201	(8)	*	—		—	*
Ariane Gorin	86,515	(9)	*	—		—	*
Craig Jacobson	36,858	(10)	*	—		—	*
Dara Khosrowshahi	172,668	(11)	*	—		—	*
Patricia Menendez Cambo	8,045	(12)	*	—		—	*
Alex von Furstenberg	460,631	(13)	*	439,552	(14)	8.0%	2.5%

2025 Proxy Statement	31	Expedia Group

Security Ownership of Certain Beneficial Owners and Management	Table of Contents

	Common Stock			Class B Common Stock
Beneficial Owner	Shares		%	Shares	%	Percent (%) of Votes (All Classes)

Alexandr Wang	2,479	(15)	*	—	—	*
Robert Dzielak	82,380	(16)	*	—	—	*
Lance Soliday	12,312	(17)	*	—	—	*
Scott Schenkel	2,359	(18)	*	—	—	*
Peter Kern	3,002,659	(19)	2.4%	—	—	1.7%
Julie Whalen	28,237	(20)	*	—	—	*
All current executive officers and directors (all of whom are nominees) as a group (14 people)	6,128,401	(21)	4.8%	5,523,452	100%	31.5%
•The percentage of shares beneficially owned does not exceed 1% of the class.
(1)Based on information filed on Amendment No. 12 to Schedule 13G with the SEC on February 13, 2024 by The Vanguard Group, reporting shared voting power over 179,297 shares of common stock, sole dispositive power over 14,884,539 shares of common stock and shared dispositive power over 581,936 shares of common stock.
(2)Based on information filed on Amendment No. 7 to Schedule 13G with the SEC on January 26, 2024 by BlackRock, Inc. reporting sole voting power over 8,945,375 shares of common stock and sole dispositive power over 9,943,796 shares of common stock.
(3)Composed of (i) 137,523 shares of common stock held by Mr. Diller, (ii) 9,255 RSUs that will vest within 60 days of April 4, 2025; and (iii) an aggregate 5,523,452 shares of Class B common stock, convertible to common stock on a one-for-one basis, which includes 3,991,470 shares of Class B common stock held by grantor retained annuity trusts over which Mr. Diller has sole investment power and Mr. Diller’s spouse has sole voting power (the “GRATs”), 1,092,430 shares of Class B common stock held through a trust (the “Trust"), over which Mr. Diller has sole investment power and Mr. Diller’s spouse has sole voting power, and 439,552 shares of Class B common stock held by The Diller - von Furstenberg Family Foundation (the “Family Foundation”), on whose board of directors Mr. Diller and certain of his family members serve as directors. Excludes shares of common stock held by Mr. Diller's spouse, as to which Mr. Diller disclaims beneficial ownership.
(4)The total number of shares of Expedia Group Class B common stock outstanding includes 3,991,470 shares of Class B common stock held by the GRATs, 1,092,430 shares of Class B common stock held by the Trust, and 439,552 shares of Class B common stock held by the Family Foundation.
(5)Composed of 6,231 shares held by Ms. Anderson and 2,253 RSUs that will vest within 60 days of April 4, 2025.
(6)Composed of 2,307 shares held by Ms. Banerjee and 1,609 RSUs that will vest within 60 days of April 4, 2025.
(7)Composed of 14,622 shares held by Ms. Clinton and 2,253 RSUs that will vest within 60 days of April 4, 2025.
(8)Composed of 2,592 shares held by Mr. Dubugras and 1,609 RSUs that will vest within 60 days of April 4, 2025.
(9)Composed of 71,813 shares of common stock held by Ms. Gorin and 14,702 RSUs that will vest within 60 days of April 4, 2025.
(10)Composed of 34,605 shares held by Mr. Jacobson and 2,253 RSUs that will vest within 60 days of April 4, 2025.
(11)Composed of 170,415 shares of common stock held by Mr. Khosrowshahi (including 21,910 shares held by a trust as to which Mr. Khosrowshahi disclaims beneficial ownership) and 2,253 RSUs that will vest within 60 days of April 4, 2025.
(12)Composed of 5,792 shares held by Ms. Menendez Cambo and 2,253 RSUs that will vest within 60 days of April 4, 2025.
(13)Composed of (i) 18,826 shares of common stock held by Mr. von Furstenberg, (ii) 2,253 RSUs that will vest within 60 days of April 4, 2025, and (iii) 439,552 shares of Class B common stock that are held by the Family Foundation and convertible to common stock on a one-for-one basis, and over which Mr. von Furstenberg exercises certain voting and dispositive power by virtue of his serving as a director of the Family Foundation.
(14)Denotes the 439,552 shares of Class B common stock held by the Family Foundation and over which Mr. von Furstenberg exercises certain voting and dispositive power by virtue of his serving as a director of the Family Foundation.
(15)Composed of 870 shares held by Mr. Wang and 1,609 RSUs that will vest within 60 days of April 4, 2025.
(16)Composed of 77,378 shares of common stock held by Mr. Dzielak and 5,002 RSUs that will vest within 60 days of April 4, 2025.
(17)Composed of 11,187 shares of common stock held by Mr. Soliday and 1,125 RSUs that will vest within 60 days of April 4, 2025.
(18)Represents 2,359 RSUs held by Mr. Schenkel that will vest within 60 days of April 4, 2025. Mr. Schenkel did not serve as a named executive officer for 2024 but is our current Chief Financial Officer, appointed effective February 7, 2025.
(19)Composed of (i) 655,159.422 (unrounded) shares of common stock held by Mr. Kern, of which 504,797 were pledged as part of collateral to secure a loan account to Morgan Stanley Private Bank, N.A., (ii) 72,500 shares of common stock held by a limited partnership, in which Mr. Kern's trust holds a 99% interest (Mr. Kern and his spouse are trustees and beneficiaries of the trust) and (iii) options to purchase 2,275,000 shares of common stock that are exercisable within 60 days of April 4, 2025. Mr. Kern was a named executive officer during 2024, having served as CEO until May 13, 2024 and as Vice Chairman until his departure on September 10, 2024. He resigned from the Board on September 10, 2024 and no longer holds any position with the Company.
(20)Represents of 28,237 shares of common stock held by Ms. Whalen. Ms. Whalen served as Chief Financial Officer until February 7, 2025, and was a named executive officer in 2024. She also served as a member of our Board until November 7, 2024. Ms. Whalen no longer serves as an officer or director of the Company.
(21)Composed of 554,161 shares of common stock, 5,523,452, shares of Class B common stock that are convertible to common stock on a one-for-one basis, and 50,788 RSUs that will vest within 60 days of April 4, 2025.

Expedia Group	32	2025 Proxy Statement

Information Concerning Executive Officers
Background information about each Expedia Group executive officer who does not also serve as a director of Expedia Group is provided below, as of April 21, 2025.

Name	Age	Position With Expedia Group, Inc.

Robert Dzielak	54	Chief Legal Officer and Secretary
Scott Schenkel	57	Chief Financial Officer
Lance Soliday	52	Senior Vice President and Chief Accounting Officer
Robert Dzielak has served as Expedia Group’s Chief Legal Officer and Secretary since March 2018, previously serving as its Executive Vice President, General Counsel and Secretary since April 2012. Mr. Dzielak had previously served as Senior Vice President and acting General Counsel since October 2011. Since joining the Company as Assistant General Counsel in April 2006 and through his service as Vice President and Associate General Counsel between February 2007 and October 2011, Mr. Dzielak held primary responsibility for the worldwide litigation portfolio of the Company and its brands. Prior to joining Expedia Group, Mr. Dzielak was a partner at the law firm of Preston, Gates and Ellis, LLP (now K&L Gates LLP), where his practice focused on commercial and intellectual property litigation. Mr. Dzielak received his J.D. from The John Marshall Law School. Mr. Dzielak is currently a member of the Supervisory Board of trivago, N.V.
Scott Schenkel was appointed Expedia Group’s Chief Financial Officer on February 7, 2025. Before joining Expedia Group, Mr. Schenkel served as the Interim CEO of eBay Inc. from September 2019 through April 2020 and as its Senior Vice President and Chief Financial Officer from 2015 to 2019. Prior to the eBay CFO role, Mr. Schenkel spent six years as Senior Vice President and Chief Financial Officer of eBay Marketplace, having originally joined eBay in 2007 as Vice President of Global Financial Planning and Analytics. Prior to eBay, Mr. Schenkel spent nearly 17 years at General Electric Company in a variety of financial leadership roles. Mr. Schenkel has served on the board of directors of NetApp, Inc. since September 2017 and on the board of directors of Pinterest, Inc. since September 2023. Mr. Schenkel received a Bachelor of Science in Finance from Virginia Polytechnic Institute and State University's Pamplin College of Business.
Lance Soliday has served as Expedia Group's Senior Vice President and Chief Accounting Officer since April 1, 2024. Prior to this, he served as Senior Vice President, Chief Accounting Officer and Controller from February 2017 until March 2024, and as Vice President, Chief Accounting Officer and Controller from September 2011 until February 2017. Before that, he served as Senior Director, Financial Reporting since February 2009, Director, Financial Reporting since December 2006, and Director, Accounting Research since joining the Company in May 2006. Prior to joining Expedia Group, Mr. Soliday held various roles in the finance departments of Amazon.com and Microsoft Corporation. Previously, Mr. Soliday was an accountant with Deloitte & Touche LLP. Mr. Soliday received his bachelor's degree from Central Washington University and is a certified public accountant.

2025 Proxy Statement	33	Expedia Group

Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis (“CD&A”) describes the executive compensation program of Expedia Group, Inc. (“Expedia Group”) as it relates to the following individuals who were the “named executive officers” of Expedia Group for the fiscal year ended December 31, 2024:
•Barry Diller, our Chairman and Senior Executive;
•Ariane Gorin, our Chief Executive Officer;
•Julie Whalen, our Chief Financial Officer;
•Robert Dzielak, our Chief Legal Officer and Secretary;
•Lance Soliday, our Senior Vice President and Chief Accounting Officer; and
•Peter Kern, our former Chief Executive Officer and Vice Chairman.
The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of our named executive officers in 2024 and the report of the Compensation Committee, which follow below.
Executive Transitions
CEO Transition
On February 8, 2024, we announced the appointment of Ms. Gorin, our then-President of Expedia for Business, to serve as our Chief Executive Officer, succeeding Mr. Kern. This appointment was effective as of May 13, 2024 (the “CEO Transition Date”), after which Mr. Kern continued to serve as our Vice Chairman and as a member of our Board of Directors until September 10, 2024 (the “Kern Departure Date”). In connection with this leadership transition, on February 12, 2024, Ms. Gorin was elected to our Board of Directors. Additionally, effective as of the CEO Transition Date, Ms. Gorin was appointed as a member of the Executive Committee of the Board, replacing Mr. Kern in that role.
On February 7, 2024, Expedia, Inc., a wholly-owned subsidiary of Expedia Group, Inc. (“Expedia”) entered into a new, long-term employment agreement with Ms. Gorin in connection with her appointment as our Chief Executive Officer (the “Gorin Employment Agreement”). The Gorin Employment Agreement was effective as of February 7, 2024, and has a term that expires on May 13, 2028. The compensation and other terms and conditions of the Gorin Employment Agreement were disclosed in a Current Report on Form 8-K, filed with the SEC on February 8, 2024, and are summarized in “Narrative to 2024 Summary Compensation Table and 2024 Grants of Plan-Based Awards Table - Gorin Employment Agreement” below.
Vice Chairman Departure
On the Kern Departure Date, we announced that the Board and Mr. Kern had agreed, given the speed and success of the transition from Mr. Kern to Ms. Gorin in the CEO role, that Mr. Kern’s service as the Company’s Vice Chairman would end and 500,000 restricted stock units originally granted to Mr. Kern on February 25, 2021 in connection with his assumption of the Chief Executive Officer role in early 2020 (half of which were due to vest on June 1, 2025 and the remainder on June 1, 2026), accelerated and vested immediately. Mr. Kern also resigned as a member of the Board, effective as of the Kern Departure Date.

Expedia Group	34	2025 Proxy Statement

Table of Contents	Compensation Discussion and Analysis
CFO Transition
On November 7, 2024, we announced that Ms. Whalen would step down from her role as our Chief Financial Officer, effective upon the appointment of her successor. At that time, Ms. Whalen agreed to remain with Expedia Group through February 17, 2025, to facilitate a smooth transition. Ms. Whalen’s departure entitled her to a severance payment and benefits and equity award acceleration in accordance with the terms of her employment agreement and applicable Expedia Group plans and agreements.
On December 19, 2024, we announced the employment of Scott Schenkel as a Strategic Advisor and his appointment as our Chief Financial Officer, effective as of February 7, 2025 (the “CFO Transition Date”). Mr. Schenkel’s employment with Expedia commenced on December 30, 2024 and, as previously announced, Ms. Whalen continued to serve as our Chief Financial Officer until the CFO Transition Date, whereupon Mr. Schenkel was appointed our Chief Financial Officer. The compensation and other terms and conditions of Mr. Schenkel’s employment were disclosed in a Current Report on Form 8-K, filed with the SEC on December 19, 2024.
Stockholder Advisory Vote on Named Executive Officer Compensation
At our 2024 Annual Meeting of Stockholders, we held a non-binding, advisory vote to approve the 2023 compensation of our named executive officers (commonly known as a “Say-on-Pay” vote). Approximately 96.1% of the votes cast (for and against) on this proposal by our stockholders were voted in favor of the named executive officers’ 2023 compensation and, indirectly, our executive compensation program. Our Board of Directors was gratified that its responses to the feedback we received with respect to our prior-year Say-on-Pay vote (concerning 2022 named executive officer compensation) were viewed favorably by our stockholders. As a result, the Compensation Committee of our Board of Directors (the “Compensation Committee”) was mindful of this strong stockholder support of our compensation philosophy and objectives when evaluating our executive compensation policies and practices throughout 2024. Accordingly, the Compensation Committee continued its general approach to executive compensation in 2024, emphasizing both annual and long-term performance-based compensation. We view the Say-on-Pay vote as a meaningful opportunity to receive feedback from our stockholders about our executive compensation program. The feedback we receive from our stockholders each year during our ongoing engagement efforts helps us better understand what motivates their votes and address their interests and concerns.
We value the opinions of our stockholders on corporate governance, executive compensation and related matters. The Compensation Committee will continue to consider the annual result of the Say-on-Pay vote, as well as feedback received throughout the year, when making decisions concerning our executive compensation program and our named executive officers. Our stockholders are invited to express their views to our Board of Directors and the Compensation Committee as described under “Corporate Governance and Board of Directors – Communications with the Board” in this Proxy Statement. We intend to continue to engage in dialogue with our major stockholders throughout the year about various topics, including our executive compensation program.
In addition, consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our 2023 Annual Meeting of Stockholders, we intend to hold a Say-on-Pay vote every year. This policy will remain in effect until the next stockholder vote on the frequency of non-binding, advisory votes on the compensation of our named executive officers, which is expected to be held at our 2029 Annual Meeting of Stockholders.
Compensation Program Philosophy and Objectives
Expedia Group’s executive compensation program is designed to attract, motivate, retain and reward highly skilled executives with the business experience and acumen that we believe are necessary for achievement of Expedia Group’s long-term business objectives in a dynamic and extremely competitive environment. Our compensation programs are based on the following core objectives:
•Pay for Performance. We support a "pay for performance" culture where reward levels reflect variances between actual and desired performance results. To that end, we believe that compensation packages provided to our executive officers should generally include performance-based opportunities and a significant longer-term equity-based component.
•Flexibility. We aim to incorporate flexibility into compensation programs and the assessment process to respond to and adjust for the evolving business environment and to recognize different levels of individual contribution.

2025 Proxy Statement	35	Expedia Group

Compensation Discussion and Analysis	Table of Contents
•Market Competitive. We consider the compensation programs of our peers to ensure that Expedia Group maintains its ability to attract and retain outstanding employees in executive positions and deliver value to our stockholders.
•Stockholder Value. We look to align the financial interests of our executive officers with the interests of our stockholders, with a particular emphasis on creating incentives that reward our executive officers for consistently increasing the value of Expedia Group.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee has primary responsibility for establishing the compensation of our executive officers. The Compensation Committee is appointed by our Board of Directors and each member satisfies the independence requirements for Compensation Committee members under the current standards imposed by the SEC and Marketplace Rules.
The Compensation Committee is currently composed of Ms. Clinton, who is Chair, Ms. Anderson and Mr. Jacobson. All compensation decisions referred to in this CD&A have been made by the Compensation Committee, based (in part) on recommendations from Mr. Diller and our then-Chief Executive Officer (as described below).
Executives in our Legal and People organizations provide general administrative support to the Compensation Committee throughout the year, including providing legal advice and overseeing the documentation of equity plans and awards as approved by the Compensation Committee, and attending Compensation Committee meetings as requested. For additional details regarding the Compensation Committee, please see “Board Committees - Compensation Committee” in this Proxy Statement.
Role of Executive Officers
Expedia Group management participates in reviewing and refining Expedia Group’s executive compensation program. In the first quarter of 2024, Mr. Diller and Mr. Kern discussed with the Compensation Committee their views on corporate performance, individual executive officer performance and compensation packages for the executive team. Mr. Diller and Mr. Kern reviewed with the Compensation Committee the performance of Expedia Group and each named executive officer, other than themselves, and made recommendations with respect to the appropriate base salary and grants of long-term incentive compensation opportunities in the form of equity awards. Mr. Diller separately discussed with the Compensation Committee his own compensation as well as Mr. Kern's compensation as Vice Chairman and Chief Executive Officer. The Compensation Committee then discussed each recommendation. After considering these recommendations and other considerations discussed below, the Compensation Committee determined the annual compensation package for each executive officer, including each named executive officer.
Role of Compensation Consultant
In connection with its 2024 annual compensation review, the Compensation Committee continued to retain Compensia, Inc., a national compensation consulting firm (“Compensia”), to conduct an independent review of the applicable compensation peer group for positions held by our executive officers and to compile and analyze data from proxy statements and other SEC filings of peer companies, as well as broad-based compensation surveys, regarding compensation for our executive officer positions.
In addition, Compensia regularly provides updates to the Compensation Committee on best practices and emerging trends, regulatory issues, equity compensation practices and non-employee director pay. Expedia Group also regularly uses non-customized surveys or other data from a number of compensation consulting firms. A more detailed description of the compensation peer group review and use of survey and other data provided by the Compensation Committee’s compensation consultant is included in the section titled “Role of Competitive Data and Tally Sheets” below.
Based on the consideration of the various independence factors specified in the applicable SEC and Nasdaq Marketplace rules, and a review of these factors for 2024, the Compensation Committee determined that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee did and does not raise any conflicts of interest. The Compensation Committee reviews its compensation consultant’s independence annually.

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Role of Competitive Data and Tally Sheets
Multiple data sources are considered when reviewing compensation information to ensure that the data reflect compensation practices of relevant companies in terms of size, industry, complexity and geographic location. Among other factors, the following information, when available, is considered when establishing compensation for our executive officers:
•Data regarding compensation for comparable executive officer positions that is sourced from recent proxy statements and other SEC filings of peer companies, which include:
◦direct industry competitors;
◦non-industry companies with which Expedia Group commonly competes for talent, including both regional and national, technology-focused competitors; and
•compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors.
When evaluating and determining executive officer compensation, the Compensation Committee is provided with competitive positioning data for similarly situated executives at companies in our compensation peer group, as well as summary consolidated information about our executive officers’ total compensation, pay history and potential future realizable compensation (commonly called “tally sheets”) to use in setting individual compensation levels.
When available, competitive market compensation paid by other peer group companies is considered, but the Compensation Committee does not attempt to maintain a certain target percentile within the compensation peer group or otherwise rely solely on such data.
In view of his role as both Chairman and Senior Executive of Expedia Group, a separate compensation peer group composed of executives in broadly comparable roles is considered with respect to Mr. Diller’s compensation.
2024 Compensation Peer Groups
In September 2023, Compensia conducted a review of our prior-year compensation peer groups to ensure they remained in general alignment with previously agreed selection criteria, including industry compatibility, annual revenues and market capitalization, and made recommendations for changes to the Compensation Committee. The Compensation Committee ultimately approved the removal from the executive officer peer group of Twitter, Inc., in light of it being taken private, and the addition of Block, Inc., a technology company with an appropriate range of revenue and market capitalization. The Compensation Committee also approved the removal of Intuit, Inc. and Marriott International, Inc. from the chairman/senior executive peer group as both companies saw their executive chair transition to a different role and the addition of Netflix, Inc., as its co-founder and Chief Executive Officer transitioned to an executive chair role. The Compensation Committee then considered data regarding compensation for comparable executive officer positions at the following peer companies when approving executive officer compensation during 2024:
EXECUTIVE OFFICER PEER GROUP (OTHER THAN CHAIRMAN/SENIOR EXECUTIVE):

Activision Blizzard, Inc.	Electronic Arts Inc.	Tripadvisor, Inc.
Airbnb, Inc.	Etsy, Inc.	Uber Technologies, Inc.
Block, Inc.	Live Nation Entertainment, Inc.	VMware Inc.
Booking Holdings, Inc.	Lumen Technologies	Wayfair LLC
Chewy, Inc.	Lyft, Inc.	Workday, Inc.
DoorDash, Inc.	Pinterest, Inc.	Zillow Group, Inc.
eBay, Inc.	Rocket Companies, Inc.

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CHAIRMAN/SENIOR EXECUTIVE PEER GROUP:

Caesars Entertainment, Inc.	The Estee Lauder Companies Inc.	Netflix
Carnival Corporation & plc	Fox Corporation	News Corporation
Charles Schwab	Host Hotels and Resorts, Inc.
DISH Network Corporation	Hyatt Hotels Corporation
Compensation Program Elements
General
The primary elements of the executive compensation program include base salary and long-term incentive compensation in the form of equity awards and, in certain instances, perquisites and other personal benefits. There are numerous dynamic factors that contribute to success at an individual and business level. The Compensation Committee sets executive compensation levels on a case-by-case basis, taking into account all factors the Compensation Committee considers relevant.
The Compensation Committee reviews base salary and equity compensation in the first quarter of each year in view of Company and individual performance, recommendations from management and other relevant information, including compensation history and outstanding long-term incentive compensation arrangements. Following recommendations from management and input from the independent compensation consultant, the Compensation Committee may adjust compensation for our executive officers at other times during the year including when executives are hired or appointed, when there are significant changes in their responsibilities, in connection with their entry into new or extended employment agreements or under other circumstances that the Compensation Committee considers appropriate.
Base Salary
Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. An executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience and the salary levels of other executives within Expedia Group and similarly situated executives at comparable companies.
Base salary is then typically reviewed annually, or at the time of the executive officer’s promotion or expansion in responsibilities, at which time management makes recommendations to the Compensation Committee based on consideration of a variety of factors, including:
•the executive officer’s target total direct compensation relative to other similarly situated executives;
•individual performance of the executive officer;
•the executive officer’s responsibilities and prior experience;
•the terms of the executive officer’s employment agreement, if any;
•general economic conditions and specific company financial performance;
•an analysis of competitive compensation market data, when available; and
•the recommendations of the Chairman/Senior Executive and Chief Executive Officer, as applicable, other than in connection with their own compensation.

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Long-Term Equity Compensation
Long-term incentive compensation in the form of equity awards is designed to align executive compensation with the interests of our stockholders and the long-term performance of Expedia Group and is an important employee retention tool because the equity awards generally are earned and/or vest over a multi-year period, subject to continued service by the award recipient. Equity awards also endeavor to link compensation to financial performance because the value of equity awards ultimately depends on Expedia Group’s stock price and in some cases, vesting of the awards is also subject to performance conditions. The Compensation Committee typically grants equity awards to executive officers upon hire, promotion, in connection with the Compensation Committee’s annual compensation review or entry into a multi-year employment agreement. In recent years, the equity awards granted to our executive officers have primarily been in the form of performance-based restricted stock units and time-based restricted stock units.
Performance-Based Restricted Stock Units (PSUs)
We grant equity awards subject to pre-established performance-based vesting conditions. The Chief Financial Officer and the Chief Legal Officer, consistent with all direct reports to our Chief Executive Officer, have received 50% of their annual equity compensation in the form of PSU awards (with the remaining 50% in restricted stock units, as discussed further below). This weighting of PSU awards to RSU awards is consistent with Company practice for all direct reports to our Chief Executive Officer. The Chief Accounting Officer, a Senior Vice President and direct report to our Chief Financial Officer, has received an annual equity award composed of 25% PSU and 75% RSU awards – consistent with Company practice for all Senior Vice Presidents.
The PSU awards that the Compensation Committee has granted to date generally have multiple-year performance periods, use rigorous compound annual stock price or financial metric growth rates as the performance condition, require employment through the 15th day of the second month following the end of the performance period and have a maximum payout capped at 200% of target or lower. In developing performance conditions, the performance period, the payout scale and the other terms of the PSU awards, the Compensation Committee considered competitive compensation market data, the analysis of its compensation consultant, the importance of emphasizing overall Company performance and the goal of an incentive clearly and directly aligned with stockholder interests.
Restricted Stock Units (RSUs)
The Compensation Committee also grants RSU awards to our executive officers and other employees. RSU awards align the interests of our executive officers and other employees with those of our stockholders and help manage the dilutive effect of our equity compensation program. Our RSU awards are subject to service-based vesting conditions. Historically, our RSU awards typically vest over a four-year period, and we believe that they help incentivize our executive officers and other employees to build value that can be sustained over time.
We expect to continue to evaluate the appropriate form and mix of equity-based long-term incentive compensation awards as market conditions evolve.
Annual Review Equity Award Process
Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committee meets to review Company and individual performance and to set compensation levels. The meeting at which the Compensation Committee approves these awards is generally scheduled several months in advance and is timed to occur after the public disclosure of Expedia Group’s prior year financial statements.
The Compensation Committee reviews various factors considered by management when establishing Expedia Group’s equity grant pool, which generally include:
•Expedia Group’s prior-year business and financial performance;
•potential dilution rates, taking into account projected headcount changes and employee turnover;
•equity compensation utilization by technology industry peer companies;
•general economic and business conditions; and
•an analysis of competitive compensation market data regarding individual executive award values.

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For specific grants to our executive officers, management makes recommendations based on a variety of factors, including:
•individual performance, scope of role and future potential of the individual;
•the overall size of the equity grant pool;
•individual award value relative to other Company executives for purposes of assessing internal pay equity;
•the grant date and realizable value of previous awards and amount of outstanding unvested equity awards;
•an analysis of competitive compensation market data, where comparable; and
•the recommendations of the Chairman/Senior Executive and Chief Executive Officer, as applicable other than in connection with their own compensation.
Other Compensation
In addition to the primary elements of compensation (base salary and long-term equity awards) described above, our executive officers, including our named executive officers, may also receive compensation in the following forms:
•Section 401(k) Employer Match: All U.S.-based Expedia Group employees, including our executive officers, who participate in Expedia Group’s 401(k) Retirement Program are eligible for Company matching contributions. Expedia Group matches 50% of each dollar a participant contributes, up to the first 6% of eligible compensation, subject to applicable Internal Revenue Service limits.
•Personal Use of Corporate Aircraft: Our executive officers may receive benefits attributable to the personal use of certain aircraft, including aircraft jointly owned by Expedia Group and IAC. Pursuant to Company policy, Mr. Diller is required to travel on corporate aircraft for business and personal purposes, and the Company’s Chief Executive Officer and other senior executives are encouraged to travel on corporate aircraft for business and personal purposes when doing so would serve the interests of the Company. In addition to serving general security interests, this means of travel permits Mr. Diller and other executives to travel non-stop and without delay, to remain in contact with Expedia Group while traveling, to change plans quickly in the event Company business requires, and to conduct confidential Company business while flying, be it telephonically, by email or in person. These interests are similarly furthered on both business and personal flights, as Mr. Diller and other executives typically provide services to Expedia Group while traveling in either case. Nonetheless, the incremental cost to Expedia Group of each executive’s travel for personal purposes during 2024 is reflected as compensation from Expedia Group, and is taken into account in establishing each executive officer’s overall target total direct compensation package.
In view of Mr. Diller’s senior role at both companies, Expedia Group and IAC have agreed to share certain expenses associated with the provision of personal benefits to Mr. Diller, including certain IAC-owned office space and IT equipment used by individuals who work for Mr. Diller personally. Expedia Group and IAC each cover 50% of the costs, which reflects the current allocation of actual time spent by Mr. Diller between the two companies. These uses are valued at their incremental cost to the Company or, in the case of the use of office space (where there is no discernible incremental cost), at the cost used for internal allocations of office space for corporate purposes.
In addition, Ms. Gorin received additional compensation during 2024 in connection with her relocation from the United Kingdom to Seattle, the location of the Company’s corporate headquarters, upon her appointment as Chief Executive Officer, as well as certain benefits associated with her prior relocation to the United Kingdom in connection with her prior role as head of the Company’s global B2B business.
The value of the additional compensation described above is reported in the "All Other Compensation" column in the "2024 Summary Compensation Table" pursuant to applicable SEC rules.

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2024 Annual Compensation Review
In March 2024, the Compensation Committee conducted its annual review of executive officer compensation and approved the following compensation for our named executive officers.
Base Salary
The annual base salaries for Messrs. Diller and Kern, as well as our other executive officers other than Mr. Soliday, remained unchanged. Mr. Diller’s base salary has remained at the same level it has been since the IAC/Expedia Group Spin-Off more than 18 years ago. Mr. Soliday’s annual base salary was increased from $458,500 to $476,000, based in part on a review of an analysis of competitive compensation market data among other factors.
Pursuant to the Gorin Employment Agreement, Ms. Gorin’s annual base salary was set at $1,250,000, with such salary commencing on May 13, 2024, her date of appointment as our Chief Executive Officer.
The base salaries earned by our named executive officers during 2024 are reflected in the “Salary” column of the “2024 Summary Compensation Table” in the section titled “Executive Compensation” below.
Long-Term Equity Compensation
In March 2024, the Compensation Committee approved the following combination of PSU and RSU awards for Messrs. Diller, Dzielak and Soliday and Ms. Whalen which were granted pursuant to the Sixth Amended and Restated Expedia Group, Inc. 2005 Stock and Annual Incentive Plan (the “2005 Plan”):

Name	PSU Awards (number of shares)	RSU Awards (number of shares)

Mr. Diller	23,569	23,568
Ms. Gorin	82,500	82,500
Ms. Whalen	31,263	31,263
Mr. Dzielak	22,753	22,752
Mr. Soliday	1,346	4,038
Mr. Kern did not receive an equity award in 2024, which was consistent with his agreement with the Compensation Committee when his compensation arrangements were approved in 2021. At that time, Mr. Kern and the Compensation Committee agreed that he was not expected to receive additional equity compensation for the term of his employment agreement.
RSU Awards
The RSU Awards granted to our named executive officers in March 2024 vest over four total years with 6.25% vesting on May 15, 2024, and an additional 6.25% on the 15th day of the second month of each of the next 15 fiscal quarters, subject to the named executive officer’s continued employment with Expedia Group through each vesting date. Each vested RSU will be settled for one share of Expedia Group’s common stock upon vesting.
PSU Awards
The PSU awards granted to our named executive officers in March 2024 are subject to the following performance conditions:
•The PSU awards “cliff” vest on February 15, 2027, subject to the satisfaction of two pre-established financial performance metrics which are equally weighted:
◦the compound annual growth rate (“CAGR”) of Expedia Group’s revenue; and
◦the CAGR of Expedia Group’s Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), as defined in the Company’s Annual Reports on Form 10-K for the relevant periods, each as measured over a three-year performance period from January 1, 2024, through December 31, 2026.

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•The number of PSUs that will be earned and vest (if any) will be based on the sum of the percentage achievement of each financial performance metric to be calculated as follows:
◦in the case of the revenue CAGR, the compound annual growth rate using Expedia Group’s GAAP revenue for the year ended December 31, 2023 as reported in the Company’s Annual Report on Form 10-K as the base revenue and Expedia Group’s GAAP revenue for the year ended December 31, 2026 as reported in the Company’s Annual Report on Form 10-K as the ending revenue; and
◦in the case of the Adjusted EBITDA CAGR, the compound annual growth rate using Expedia Group’s Adjusted EBITDA for the year ended December 31, 2023 as reported in the Company’s Annual Report on Form 10-K as the base Adjusted EBITDA and Expedia Group’s Adjusted EBITDA for the year ended December 31, 2026 as reported in the Company’s Annual Report on Form 10-K as the ending Adjusted EBITDA.
•Between 0% and 200% of the target number of PSUs may vest on February 15, 2027, with the actual vesting percentage determined based on the achieved CAGR for each metric, subject to the named executive officer’s continued employment with Expedia Group through the vesting date. Each earned PSU will be settled for one share of Expedia Group’s common stock upon vesting.
•The performance attainment factor for each of the financial performance metrics is as follows:

Performance Level	Payout

Minimum performance attainment	0%
Threshold performance attainment	50%
Target performance attainment	100%
Maximum performance attainment	200%
Performance results between the threshold and maximum performance attainment levels will be interpolated on a linear basis and all results will be rounded to four decimal places.
The Compensation Committee may exercise discretion to approve adjustments to the calculation of performance results in consideration of material events or developments during the performance period that were not contemplated when performance targets were set (such as material acquisitions or extraordinary corporate transactions or events).
•We are not disclosing the minimum, target, threshold and maximum performance levels for the financial performance metrics as we believe such disclosure would cause substantial competitive harm without adding to a meaningful understanding of our business. Similar to our prior PSU awards, the Compensation Committee set aggressive targets and related performance levels for each of the financial performance metrics.
In addition to the factors listed above with respect to the annual review of base salary and long-term incentive compensation generally, the Compensation Committee also took into account the respective contributions of our named executive officers to the following significant factors when approving their 2024 equity awards:
2023 Stock Price Performance and Return of Stockholder Value
•Stock price increased 73% during 2023, outperforming both Nasdaq 100 (up 55%) and S&P 500 (up 24%).
•Repurchased $2 billion of our shares, reducing outstanding share count by 11%.
2023 Financial and Operating performance
•Record lodging gross bookings, with 11% growth.
•Significant earnings growth, including $797 million in full-year net income compared with net income of $352 million in 2022, and record Adjusted EBITDA, with significant margin expansion.

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Strategic Initiatives
•Substantially completed the Company’s technological transformation and strategic vision for a platform operating model.
•Launched One Key loyalty program, to unify and expand our existing loyalty programs into one global rewards platform spanning all our main brands.
•Escalated the integration of machine learning and artificial intelligence capabilities into our business, including for customer support and assisted trip planning.
•CEO succession and transition.
With respect to Mr. Diller, the Compensation Committee took into account his role in providing strategic direction for the Company, including with respect to each of the matters listed above.
Special Equity Award for Mr. Dzielak
On March 18, 2024, in response to management’s recommendation that the Company strengthen its retention objectives with respect to his continued employment, the Compensation Committee granted Mr. Dzielak an RSU award covering 13,894 shares of Expedia Group’s common stock pursuant to the 2005 Plan. Such RSU award vests over three total years with one-third of the RSUs subject to the award vesting on March 15, 2025, an additional one-third vesting on March 15, 2026, and the final one-third vesting on March 15, 2027, subject to his continued employment with Expedia Group through each vesting date. Each vested RSU will be settled for one share of Expedia Group’s common stock upon vesting.
Equity Awards for Ms. Gorin
Pursuant to the Gorin Employment Agreement, Ms. Gorin was granted the following equity awards in connection with her appointment as our Chief Executive Officer:

PSU Award (number of shares)	RSU Award (number of shares)

82,500	82,500
Ms. Gorin’s PSU award and RSU award are subject to the same performance conditions and vesting requirements as described above for the annual equity awards granted to our other named executive officers. Each earned PSU and vested RSU will be settled for one share of Expedia Group’s common stock upon vesting. The terms and conditions of these equity awards were disclosed in a Current Report on Form 8-K, filed with the SEC on February 8, 2024, and are summarized in “Narrative to 2024 Summary Compensation Table and 2024 Grants of Plan-Based Awards Table - Gorin Employment Agreement” below.
The 2024 equity awards granted to our named executive officers are reflected in the “Stock Awards” column of the “2024 Summary Compensation Table” and the “2024 Grants of Plan-Based Awards Table” in the section titled “Executive Compensation” below.
2021 PSU Awards Results
In March 2021, the then-Compensation Committee completed our second cycle of performance-based equity awards by granting PSU awards to our then-executive officers. Such PSU awards were to be earned based on Expedia Group’s compound annual stock price growth rate (“CAGR”) over a three-year performance period using a $140.00 starting price (the 30-day trailing average trading price of Expedia Group’s common stock through February 17, 2021) and an ending price based on a 30-day trailing average trading price for such common stock through December 31, 2023, with vesting and settlement of any earned PSUs to take place on February 15, 2024 following certification of Expedia Group’s CAGR by the Compensation Committee. Between 0% and 200% of the target number of PSUs granted to each then-executive officer were eligible to vest and be settled assuming continued employment through such date and with the vesting percentage based on the applicable CAGR.

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In February 2024, the Compensation Committee determined that Expedia Group’s actual CAGR over the three-year performance period was less than the pre-established threshold performance level of 5% and, consequently, no PSUs had been earned pursuant to the 2021 PSU awards.
However, after noting Expedia Group’s improved stock price performance during 2023 (which resulted in a CAGR that nearly resulted in the achievement of the threshold performance level) and after considering the importance of recognizing the tenured executive officers that had undertaken the successful strategic transformation of the Company into a technology platform and our retention objectives (particularly in light of a CEO transition period), the Compensation Committee exercised its discretion to approve the payout of 50% of the target number of shares subject to the 2021 PSU awards (i.e., a payout at threshold performance level) to a group of 15 employees, including two executive officers – Messrs. Dzielak and Soliday. The total payouts represented 17% of the aggregate target number of shares originally granted pursuant to the 2021 PSU Awards. While Ms. Gorin was not an Executive Officer at the time, 50% of her 2021 PSU Award was vested to meet our retention objectives.
The PSU awards which were approved for payout to Messrs. Dzielak and Soliday were as follows:

Name	Target PSU Award (number of shares)	50% of Target PSU Award (number of shares)	Market Value of Vested Shares at February 15, 2024 ($138.53 per share)

Mr. Dzielak	15,536	7,768	$1,076,101
Mr. Soliday	1,072	536	$74,252
When evaluating the 2022 PSU Awards, threshold performance was not met. Shares pertaining to the 2022 PSU Award were not vested.
Other Executive Practices and Policies
Stock Ownership Policy
To further align the interests of Expedia Group senior management and Expedia Group stockholders, the Company maintains a Stock Ownership Policy (the “Stock Ownership Policy”), which includes the following minimum stockholding targets (the “Stock Targets):
•the lesser of 6x base salary or 100,000 shares for the Chief Executive Officer; and
•the lesser of 3x base salary or 40,000 shares for all other Designated Executives.
The Stock Targets are established on the date an executive is first appointed as Chief Executive Officer or becomes a Designated Executive and annually thereafter on June 30 (a “Measurement Date”), based on the average closing price of our common stock from January 1 to June 30 of the applicable year. Under the Stock Ownership Policy, shares of common stock owned outright count toward compliance with the Stock Targets, but outstanding stock options (whether vested or unvested) and unvested RSUs and PSUs do not count toward compliance with the Stock Targets.
The Stock Ownership Policy also includes stock retention provisions. If a Designated Executive has not met his or her Stock Target on the most recent Measurement Date, he or she is required to retain 25% of the net shares received from any exercised stock options or any vested RSU or PSU awards until a subsequent Measurement Date on which he or she has met their Stock Target (the “Holdback”). The Compensation Committee has the discretion to increase the Holdback percentage if a Designated Executive’s progress toward his or her Stock Target is deemed to not be satisfactory.

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Based on the most recent measurement date of June 30, 2024, the following Stock Targets are in effect for named executive officers who remain employed by the Company and subject to the Stock Ownership Policy:

Name	Current Stock Target	Target Met?*

Mr. Diller	21,044	Yes
Ms. Gorin	56,571	Yes
Mr. Dzielak	21,497	Yes
Mr. Soliday	10,771	Yes
(*) As of April 4, 2025.
Insider Trading Policies
Expedia Group has adopted insider trading policies and procedures applicable to our directors, officers, employees, and other affiliated persons and entities (“Covered Persons”) and has implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq Marketplace Rules. Our Securities Trading Policy prohibits Covered Persons from trading in securities of Expedia Group and other companies while in possession of material, nonpublic information or disclosing such information to others who may trade on the basis of such information. This prohibition extends to various forms of hedging or monetization transactions. While not prohibited, pledges of Expedia Group securities by employees, including executive officers and directors, require pre-approval by the Company’s legal department.
Incentive Compensation Clawback Policy
We maintain the Expedia Group, Inc. Incentive Compensation Clawback Policy (the “Clawback Policy”) to:
•satisfy the requirements of Exchange Act Rule 10D-1 and Listing Rule 5608 of the Nasdaq Stock Market by providing for the recovery from any current or former “Section 16 officer” as defined in Rule 16a-1(f) under the Exchange Act (“covered executives”) of any “erroneously awarded compensation” (as defined in the Clawback Policy) in the event that Expedia Group is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws (an “Accounting Restatement”); and
•permit Expedia Group to recover “incentive compensation” (as defined in the Clawback Policy) from covered executives and certain other employees (“covered persons”) where not required by Exchange Act Rule 10D-1 and Rule 5608 in the event that the Compensation Committee determines that such recoupment is warranted upon an Accounting Restatement or upon misconduct resulting in a material violation of law or Expedia Group’s policies that results in significant harm to Expedia Group, taking into account such factors as the Compensation Committee deems appropriate.
The Clawback Policy superseded and replaced Expedia Group’s Incentive Compensation Clawback Policy that took effect on January 1, 2018 and applies to “incentive compensation” of covered persons on or after September 13, 2023; provided, however, that the recoupment in the Clawback Policy required by Exchange Act Rule 10D-1 and Listing Rule 5608 applies only to erroneously-awarded compensation that is “received” (as defined in the Clawback Policy) by a covered executive on or after October 2, 2023.
In addition, both time-based and performance-based equity award agreements for all employees, including the named executive officers, provide for the recovery of equity-based compensation realized during the two years prior to an employee’s termination of employment for “cause” (as defined in the applicable equity award agreement).
Compensation Risk Oversight
The Compensation Committee has oversight over the design and administration of our compensation programs, including to ensure that such programs do not promote an environment that encourages unnecessary and excessive risk taking by our employees. Based on management’s assessment and input from the Compensation Committee’s compensation consultant, the Compensation Committee does not believe that Expedia Group’s employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

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Equity Award Grant Practices
Expedia Group’s practice has been to schedule Compensation Committee meetings at which equity awards are to be granted well in advance of (and without regard to) the timing of the release of earnings or other material nonpublic information (“MNPI”). The majority of our equity awards are granted on an annual basis, typically in March. New hire and ad hoc awards are generally granted monthly throughout the fiscal year.
Other than a special stock option award to Mr. Kern in 2021, we have not granted stock options to our executive officers since 2018. For this reason, Expedia Group does not currently maintain a policy or practice for the timing of stock option awards in relation to the disclosure of MNPI. However, it is Expedia Group’s practice not to time the disclosure of MNPI for the purpose of affecting the value of executive compensation.
Tax and Accounting Considerations
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s applicable named executives. Additionally, under applicable Internal Revenue Service rules, the personal use of corporate aircraft leads to a disallowance of the deduction by Expedia Group for tax purposes of certain airplane-related costs. The Compensation Committee intends to continue to consider the potential impact of Section 162(m) of the Code on compensation decisions but believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.
Accounting for Stock-Based Compensation
Expedia Group follows Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”) in connection with the financial reporting of our stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.
Change in Control
Under the Expedia Group 2005 Plan, the named executive officers are entitled to accelerated vesting of equity awards in the event of a change in control of Expedia Group, if certain conditions are met. Under the prior version of the 2005 Plan, executive officers were eligible for “single-trigger” acceleration upon a change in control, regardless of whether the awards were converted, assumed, substituted or continued by the surviving entity. On June 10, 2020, based on a recommendation from the Board of Directors, stockholders approved changes to the 2005 Plan that limit the circumstances entitling executive officers to accelerated vesting of future equity awards in the event of a change in control of Expedia Group. Equity awards granted after June 10, 2020 to executive officers are eligible for “single-trigger” acceleration upon a change in control only to the extent such awards are not converted, assumed, substituted or continued by the surviving entity, or are eligible for “double-trigger” acceleration in the event the employment of an executive officer is terminated other than for cause or disability or terminates for good reason within two years following the change in control. See “Potential Payments Upon Termination or Change in Control” below for additional details regarding the impact of a change in control event on executive officer compensation.

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Table of Contents	Compensation Discussion and Analysis
Severance Arrangements
Employment Agreements
As of December 31, 2024, each of Ms. Gorin, Ms. Whalen, and Mr. Dzielak had employment agreements with Expedia Group pursuant to which, in the event of a “qualifying termination of employment” (that is, a termination of employment without cause (other than by reason of death or disability) or for good reason) and subject to her or him, as applicable, executing a general release of claims agreement in favor of Expedia Group:
•Expedia Group will continue to pay base salary (i) to Ms. Gorin through the longer of (x) the completion of the Gorin Employment Agreement (subject to a maximum of 36 months) and (y) 12 months (the “Salary Continuation Period”), (ii) to Ms. Whalen for 12 months, and (iii) to Mr. Dzielak for 12 months, except that Expedia Group may, at its sole discretion, choose to extend the payment period to 18 months (whether 12 or 18 months, the “Dzielak Continuation Period”);
•Expedia Group will pay a lump sum amount equal to the cost of COBRA health insurance coverage for the Salary Continuation Period for Ms. Gorin, a period of 12 months for Ms. Whalen and for the Dzielak Continuation Period for Mr. Dzielak; and
•except as described below, all equity holdings that otherwise would have vested during the 12-month period following termination of employment will accelerate, provided that equity awards that vest less frequently than annually will be treated as though such awards vested annually and any equity awards subject to performance conditions will vest only if and when such performance conditions are satisfied; and all vested stock options (including those accelerated) will remain exercisable through the later of 18 months following the date of termination, or, if earlier, through the scheduled expiration date of the options. The exception is the Whalen Initial Equity Award, which will vest in full in the event of a qualifying termination of employment and as described in the section titled “Potential Payments Upon Termination or Change in Control – Equity Awards” below in the event Ms. Whalen terminates her employment for any reason other than good reason.
Non-Competition and Non-Solicitation Provisions
Each of Ms. Gorin and Mr. Dzielak will be restricted from competing with the Company and from soliciting Company employees and business partners during a period following termination of their employment for any reason. The applicable non-compete and non-solicitation period for Ms. Gorin is 18 months and for Mr. Dzielak is the Dzielak Continuation Period. In addition, Ms. Gorin’s non-competition period is to be reduced to 12 months in the event her termination of employment occurs after May 13, 2028.
Offset Provisions
Any cash payments made in connection with the severance provisions described above will be offset by any cash amounts earned from other employers during the applicable time period.
Equity Award Agreements - Death or Disability
All outstanding Company equity awards, including those held by our named executive officers, provide for the accelerated vesting of unvested equity awards in the event of a termination of employment due to death or disability (as such termination is described in the 2005 Plan).
Severance Guidelines
We have adopted severance guidelines for our executive officers without an employment agreement. The guidelines provide that in the event of a qualifying termination of employment of an executive at Mr. Soliday’s level and with his tenure, Expedia Group may: (i) continue to pay his base salary for six months; (ii) pay an amount equal to COBRA health insurance coverage for a period of six months; (iii) all RSU awards that otherwise would have vested during the three-month period following termination of employment will accelerate; and (iv) a number of PSUs, pro-rated for each full month from the date of grant to the termination date, will remain outstanding and ultimately be settled on the original payout date, based on actual performance during the applicable performance period.
The foregoing arrangements are intended to attract and retain qualified executive officers who may have other employment alternatives that may appear to them to be less risky absent these arrangements.

2025 Proxy Statement	47	Expedia Group

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in the Company’s 2025 proxy statement.
Members of the Audit Committee:
Chelsea Clinton (Chair)
Beverly Anderson
Craig Jacobson

Expedia Group	48	2025 Proxy Statement

Executive Compensation
2024 Summary Compensation Table
The following table provides information regarding compensation for our 2024 named executive officers for the fiscal years ended December 31, 2024, 2023, and 2022.

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Barry Diller Chairman and Senior Executive	2024	468,577	6,279,120	736,825	7,484,522
	2023	465,000	5,932,535	821,697	7,219,232
	2022	465,000	6,822,517	748,660	8,036,177
Ariane Gorin Chief Executive Officer(1)	2024	1,126,174	23,123,760	684,658	24,934,592
Julie Whalen Chief Financial Officer	2024	957,308	8,329,088	10,350	9,296,746
	2023	950,000	5,633,861	9,900	6,593,761
	2022	255,770	15,832,631	315,552	16,403,953
Robert Dzielak Chief Legal Officer and Secretary	2024	957,308	9,111,765	10,350	10,079,423
	2023	950,000	4,084,608	9,900	5,044,508
	2022	950,001	4,738,755	9,150	5,697,906
Lance Soliday Senior Vice President, Chief Accounting Officer and Controller	2024	475,287	799,950	10,350	1,285,587
	2023	455,125	671,240	9,900	1,136,265
	2022	440,078	758,433	9,150	1,207,661
Peter Kern Former Vice Chairman and Chief Executive Officer	2024	403,846	—	81,651	485,497
	2023	1,000,000	—	9,900	1,009,900
	2022	999,999	—	94,474	1,094,473
(1)Ms. Gorin was appointed as our Chief Executive Officer on May 13, 2024. The amount reported in the “Salary” column reflects $323,289 of salary earned under her prior UK-based role through May 12, 2024—converted from British pounds at the exchange rate on March 31, 2024 (the last day of Ms. Gorin's UK payroll)—plus pro rata salary at her CEO annual rate of $1,250,000 from May 13, 2024 onward of $802,885.
(2)Reflects base salary earned during the relevant fiscal year. Annual base salaries in effect as of April 1, 2024 were as follows: Mr. Diller: $465,000; Ms. Gorin: $1,250,000; Ms. Whalen: $950,000; Mr. Dzielak: $950,000; Mr. Soliday: $476,000; and Mr. Kern: $1,000,000. For additional detail see the section above titled “Compensation Discussion and Analysis—Compensation Program Elements—Base Salary.”
(3)Reflects aggregate grant date (or modification date) fair value of awards granted or modified in the year indicated, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. For PSU awards, amounts are based on target performance, which

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represented the probable outcome as of the grant date; had maximum performance been assumed, the grant date values of PSU awards granted to named executive officers in 2024 would have been as follows: Mr. Diller: $6,279,253; Ms. Gorin: $21,979,650; Ms. Whalen: $8,329,088; Mr. Dzielak: $6,061,854; and Mr. Soliday: $358,601. The grant date (or modification date) fair value of awards reflects an estimate as of the grant date (or modification date) and may not correspond to the actual value recognized by the named executive officers. For 2024, the amounts reported for Ms. Gorin, Mr. Dzielak, and Mr. Soliday include the incremental fair value of the modification of previously granted PSUs, totaling $1,144,110; $1,199,224; and $82,748, respectively, as described under “Compensation Discussion and Analysis – 2024 Annual Compensation Review – 2021 PSU Awards Results.” There was no modification or incremental fair value under ASC 718 associated with the accelerated vesting of Mr. Kern's remaining unvested RSUs that occurred in connection with his departure as Vice Chairman as described under “Compensation Discussion and Analysis – Executive Transitions — Vice Chairman Departure."
(4)The following table shows amounts included in the “All Other Compensation” column for each named executive officer in respect of 2024:

	Barry Diller	Ariane Gorin	Julie Whalen	Robert Dzielak	Lance Soliday	Peter Kern

Corporate Aircraft(a)	$725,158	$225,232	—	—	—	$71,301
401(k) Company Match / Pension(b)	—	$12,623	$10,350	$10,350	$10,350	$10,350
Relocation Bonus(c)	—	$338,000	—	—	—	—
UK Mobility Support(d)	—	$60,767	—	—	—	—
Miscellaneous(e)	$11,667	$48,036	—	—	—	—
(a)Reflects the incremental cost to Expedia Group for 2024 personal use of corporate aircraft jointly owned by each of Expedia Group and IAC. The incremental cost to Expedia Group for the personal use of these aircraft by Mr. Diller, Ms. Gorin and Mr. Kern is based on the average variable operating cost to Expedia Group. Variable operating costs include fuel, certain maintenance costs, navigation fees, onboard catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours such aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use (for the jointly-owned aircraft, including repositioning flights, commonly referred to as “deadhead” flights), to derive the incremental cost. We do not include fixed costs that do not change based on usage, such as pilots’ salaries, purchase costs, insurance, scheduled maintenance and non-trip-related hangar expenses in the case of the jointly-owned aircraft. Executive officers occasionally have family members or other guests accompany them on business and personal trips, at minimal incremental cost to the Company. While travel by family members or other guests does not result in any incremental cost to the Company, such travel does result in the imputation of taxable income to such executive officers, the amount of which is calculated in accordance with applicable Internal Revenue Service regulations. See the section above titled “Compensation Discussion and Analysis- Compensation Program Elements-Other Compensation” for a description of the Company’s policy regarding the personal use of Company aircraft by executive officers.
(b)Represents matching contributions of Expedia Group pursuant the Company’s 401(k) Retirement Savings Plan, under which Expedia Group matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to applicable Internal Revenue Code limits. For Ms. Gorin, this amount also includes a UK pension allowance paid in lieu of a standard retirement plan (see footnote (f)).
(c)Represents relocation‐related payments made to Ms. Gorin in 2024 under the terms of her employment agreement, as disclosed in the Current Report on Form 8‑K filed on February 7, 2024. This includes a one‑time relocation payment of $100,000 and a monthly housing allowance of $32,000, payable for up to 18 months, in connection with Ms. Gorin’s transition to the Company’s headquarters in the United States.
(d)Represents benefits provided under Ms. Gorin’s prior UK employment arrangement, including for school fees and other mobility assistance, in connection with her relocation to the UK before her appointment as CEO (see footnote (f)).
(e)Miscellaneous:
i.For Mr. Diller, represents the total amount of other benefits provided to Mr. Diller, none of which individually exceeded 10% of the total value of all perquisites and personal benefits. In connection with the IAC/Expedia Group Spin-Off, Expedia Group and IAC agreed that, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources for the benefit of both companies, certain expenses associated with such usage would be shared between Expedia Group and IAC. Mr. Diller is provided with the use of certain IT equipment and support for use by certain individuals who work for Mr. Diller personally. In 2024, Expedia Group and IAC each covered 50% of these costs.
ii.For Ms. Gorin, consists of (A) an annual leave payout of $35,684 for accrued but unused vacation upon her transition from the Company’s UK payroll, consistent with standard policy for UK employees; and (B) immigration and tax support totaling $12,352, of which $7,243 represents the underlying cost of immigration and tax preparation services and $5,109 represents tax reimbursements paid by the Company on Ms. Gorin’s behalf (see footnote (f)).
(f)All amounts originally denominated in British pounds for Ms. Gorin were converted to U.S. dollars at 1.2623 USD per GBP, the exchange rate on March 31, 2024 (the last day of her UK payroll).

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Table of Contents	Executive Compensation
2024 Grants of Plan-Based Awards
During the 2024 fiscal year, the Compensation Committee approved PSU and RSU awards as well as modifications to certain outstanding PSU awards for the named executive officers as follows:

Name	Award Type	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold (#)	Target (#)	Maximum (#)

Barry Diller	RSUs(1)	3/18/2024	—	—	—	23,568	3,139,493
	PSUs(2)	3/18/2024	11,785	23,569	47,138	—	3,139,627
Ariane Gorin	RSUs(1)	3/18/2024	—	—	—	82,500	10,989,825
	PSUs(2)	3/18/2024	41,250	82,500	165,000	—	10,989,825
	Modified PSUs(3)	2/07/2024	—	—	—	7,411	1,144,110
Julie Whalen	RSUs(1)	3/18/2024	—	—	—	31,263	4,164,544
	PSUs(2)	3/18/2024	15,632	31,263	62,526	—	4,164,544
Robert Dzielak	RSUs(1)	3/18/2024	—	—	—	22,752	3,030,794
	RSUs(4)	3/18/2024	—	—	—	13,894	1,850,820
	PSUs(2)	3/18/2024	11,377	22,753	45,506	—	3,030,927
	Modified PSUs(3)	2/07/2024	—	—	—	7,768	1,199,224
Lance Soliday	RSUs(1)	3/18/2024	—	—	—	4,038	537,902
	PSUs(2)	3/18/2024	673	1,346	2,692	—	179,300
	Modified PSUs(3)	2/07/2024	—	—	—	536	82,748
(1)Represents the number of shares of Expedia Group common stock to be issued upon satisfaction of the vesting conditions, without taking into account shares withheld to cover taxes, if any. The RSUs vest in 16 equal installments over the four-year period beginning with the first vest of 6.25% on May 15, 2024, and continuing with an additional 6.25% vesting on the 15th day of the second month of each of the subsequent 15 fiscal quarters, subject to the executive officer's continued employment with the Company.
(2)The amounts shown reflect the range of number of PSUs that could be earned as of the end of the performance period and represent the number of shares of Expedia Group common stock to be issued upon satisfaction of the conditions to vesting, without taking into account shares withheld to cover taxes, if any. The PSUs vest 100% on February 15, 2027, based on the satisfaction of performance conditions that are tied to two equally weighted financial metrics: (i) the

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compound annual growth rate ("CAGR") of Expedia Group's revenue and (ii) the CAGR of Expedia Group's Adjusted EBITDA, measured over a performance period from January 1, 2024, through December 31, 2026, and subject to the executive officer's continued employment with the Company.
(3)The PSU award, which was originally granted on February 25, 2021 and had been scheduled to vest at 0% based on actual performance through December 31, 2023, was modified on February 7, 2024 to provide for a 50% threshold payout, which vested on February 15, 2024. The amount reported under Grant Date Fair Value represents the incremental fair value of the modification, determined in accordance with FASB ASC Topic 718 using the $154.38 closing price per share of Expedia Group common stock on February 7, 2024, multiplied by the number of shares that vested. For additional information, see “Compensation Discussion and Analysis – 2024 Annual Compensation Review – 2021 PSU Awards Results.”
(4)Represents the number of shares of Expedia Group common stock to be issued upon satisfaction of the vesting conditions, without taking into account shares withheld to cover taxes, if any. One-third of the total number of RSUs vests on March 15, 2025 and an additional one-third on each anniversary thereafter until the RSUs are fully vested, subject to the executive officer's continued employment with the Company.
(5)In the case of new grants, these amounts reflect the grant date fair value, and in the case of modifications to prior grants, the incremental fair value of the modification, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. PSUs amounts reflect the aggregate grant date fair value based on target performance, which was the probable outcome of the performance conditions as of the grant date. In each case, the fair value shown may not correspond to the actual value that will be recognized by the executive officers.

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Table of Contents	Executive Compensation
Outstanding Equity Awards at 2024 Year-End
The following table presents information concerning the stock options, RSUs, and PSUs held by our named executive officers as of December 31, 2024. The market values shown in the table are based on the December 31, 2024 closing price of $186.33 per share of Expedia Group common stock.

			Option Awards			Stock Awards
						RSUs		PSUs
			Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date(1)

Barry Diller	02/25/2021	A	—	—	—	2,455	457,440	—	—
	03/21/2022	A	—	—	—	11,211	2,088,946	—	—
	03/14/2023	A	—	—	—	35,463	6,607,821	—	—
	03/18/2024	A	—	—	—	19,149	3,568,033	—	—
	03/18/2024	B	—	—	—	—	—	11,785	2,195,806
Ariane Gorin	02/25/2021	A	—	—	—	926	172,542	—	—
	03/21/2022	C	—	—	—	—	—	5,738	1,069,068
	03/21/2022	A	—	—	—	3,586	668,179	—	—
	10/20/2022	D	—	—	—	6,117	1,139,781	—	—
	03/14/2023	E	—	—	—	—	—	54,316	10,120,700
	03/14/2023	A	—	—	—	15,277	2,846,563	—	—
	03/18/2024	A	—	—	—	67,032	12,490,073	—	—
	03/18/2024	B	—	—	—	—	—	41,250	7,686,113
Julie Whalen	09/28/2022	F	—	—	—	165,078	30,758,984	—	—
	03/14/2023	E	—	—	—	—	—	58,196	10,843,661
	03/14/2023	A	—	—	—	16,368	3,049,849	—	—
	03/18/2024	A	—	—	—	25,402	4,733,155	—	—
	03/18/2024	B	—	—	—	—	—	15,632	2,912,617

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Executive Compensation	Table of Contents

			Option Awards			Stock Awards
						RSUs		PSUs
			Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date(1)

Robert Dzielak	02/25/2021	A	—	—	—	971	180,926	—	—
	03/21/2022	C	—	—	—	—	—	5,738	1,069,068
	03/21/2022	A	—	—	—	3,586	668,179	—	—
	03/14/2023	E	—	—	—	—	—	42,192	7,861,635
	03/14/2023	A	—	—	—	11,867	2,211,178	—	—
	03/18/2024	A	—	—	—	18,486	3,444,496	—	—
	03/18/2024	G	—	—	—	13,894	2,588,869	—	—
	03/18/2024	B	—	—	—	—	—	11,377	2,119,783
Lance Soliday	02/25/2021	A	—	—	—	201	37,452	—	—
	03/21/2022	C	—	—	—	—	—	478	89,066
	03/21/2022	A	—	—	—	896	166,952	—	—
	03/14/2023	E	—	—	—	—	—	3,516	655,136
	03/14/2023	A	—	—	—	2,967	552,841	—	—
	03/18/2024	A	—	—	—	3,281	611,349	—	—
	03/18/2024	B	—	—	—	—	—	673	125,400
Peter Kern	02/25/2021	H	2,275,000	$157.18	09/10/2026	—	—	—	—
(1) Represents the date on which the award grant was approved by the Compensation Committee.
(2) All outstanding options are fully vested and exercisable.
ARSUs vest over four years in 16 equal installments with the first vest of 6.25% occurring the May 15th following the grant date and an additional 6.25% vesting on the 15th day of the second month of each of the next 15 fiscal quarters.
BPSUs vest on February 15, 2027, subject to the satisfaction of performance conditions tied to two equally weighted financial metrics: (i) the compound annual growth rate ("CAGR") of Expedia Group's revenue and (ii) the CAGR of Expedia Group's Adjusted EBITDA, measured over a performance period from January 1, 2024, through December 31, 2026. The value shown assumes performance at threshold levels.
CPSUs vest on February 15, 2025, subject to the satisfaction of performance conditions that are tied to the Company's compound annual stock price growth rate, determined using a $189.55 starting price (the 30-day trailing average of Expedia Group’s common stock price through February 28, 2022) and an ending price based on a 30-day trailing average through December 31, 2024. The value shown assumes performance at threshold levels.
DRSUs vest over three years in 12 equal installments with the first vest of one-twelfth (1/12th) of the total number of RSUs occurring the January 15th following the grant date and an additional one-twelfth (1/12th) vesting on the 15th day of the first month of each of the next 11 fiscal quarters.
EPSUs vest on February 15, 2026, subject to the satisfaction of performance conditions that are tied to the Company's compound annual stock price growth rate, determined using a $103.10 starting price (the 10-trading-day trailing average of Expedia Group’s common stock price through March 14, 2023) and an ending price based on a 30-trading-day trailing average through December 31, 2025. The value shown assumes performance at maximum levels.
FRSUs vest in full on September 26, 2026, subject to Ms. Whalen's continued employment with the Company through the vesting date.
GOne-third of the total number of RSUs vests on March 15, 2025 and an additional one-third on each anniversary thereafter until the RSUs are fully vested.
HRepresents a a long-term stock option award, granted to Mr. Kern on February 25, 2021 in connection with his assumption of the Chief Executive Officer role in early 2020, which became fully vested and exercisable on June 1, 2024.

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Table of Contents	Executive Compensation
2024 Options Exercised and Stock Vested
The following table displays exercised stock options and vested RSUs for the named executive officers during 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Barry Diller	150,000	2,473,500	38,971	5,504,186
Ariane Gorin	57,244	4,436,410	43,467	6,120,622
Julie Whalen	—	—	14,249	1,984,679
Robert Dzielak	45,891	1,165,907	25,169	3,532,839
Lance Soliday	19,642	888,009	4,370	615,459
Peter Kern(4)	—	—	1,001,584	122,199,432
(1)Value realized on exercise of options calculated by multiplying (i) the number of shares of Expedia Group common stock acquired upon exercise of the options by (ii) the difference between the (A) closing price of Expedia Group common stock on the Nasdaq Stock Market on the exercise date and (B) the exercise price of the options.
(2)Represents the gross number of shares acquired upon vesting of RSUs without taking into account any shares withheld to satisfy applicable tax obligations.
(3)Value realized on vesting of RSUs calculated by multiplying (i) the gross number of shares acquired upon vesting of RSUs by (ii) the closing price of Expedia Group common stock on the Nasdaq Stock Market on the vesting date, or if the Nasdaq Stock Market was closed for trading on the vesting date, the immediately preceding trading day.
(4)The amounts include 500,000 shares acquired in connection with the accelerated vesting of Mr. Kern's remaining unvested RSUs that occurred upon his departure as Vice Chairman on September 10, 2024 (see "Compensation Discussion and Analysis - Executive Transitions - Vice Chairman Departure"), with a corresponding value realized at vesting of approximately $65.5 million (based on the $131.10 closing price per share of Expedia Group common stock on September 10, 2024). Because there was no modification or incremental fair value under ASC 718, this acceleration did not result in any additional compensation being reported in the 2024 Summary Compensation Table.

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Executive Compensation	Table of Contents
Potential Payments Upon Termination or Change in Control
Certain of our named executive officers have entered into employment agreements and related equity award agreements that provide for salary continuation, accelerated equity award vesting, and other severance benefits in the event of a change in control of the Company or upon the termination of the executive’s employment with Expedia Group under specified circumstances. These plans and agreements are described below as they apply to our named executive officers.
Employment Agreement Severance Provisions
As of December 31, 2024, each of Ms. Gorin, Mr. Dzielak, and Ms. Whalen had an employment agreement with the Company. Mr. Kern’s employment agreement with the Company expired on April 22, 2024 and neither Mr. Diller nor Mr. Soliday has an employment agreement with the Company.
Qualifying Termination
The employment agreements entered into by Ms. Gorin, Mr. Dzielak, and Ms. Whalen provide for certain benefits in the event the executive’s employment is terminated (i) by the Company without Cause (as defined below), or (ii) by the executive for Good Reason (as defined below), – each, a “Qualifying Termination,” which term excludes termination by virtue of death or disability (the consequences of which are summarized later in this section). The principal Qualifying Termination benefits corresponding to each of Ms. Gorin, Mr. Dzielak, and Ms. Whalen, along with their applicable conditions and restrictions, are described qualitatively in the summary immediately below, while the following section, entitled “Estimated Potential Payments Upon Termination or Change in Control” includes a quantitative, tabular presentation.
Salary Continuation
Expedia Group will continue to pay base salary (in equal, biweekly installments) from the date of the Qualifying Termination (i) to Ms. Gorin through the longer of (x) the remaining term of her employment agreement (subject to a maximum of 36 months) and (y) 12 months (the “Salary Continuation Period”), (ii) to Ms. Whalen for 12 months, and (iii) to Mr. Dzielak for 12 months, except that Expedia Group may, at its sole discretion, choose to extend the payment period for Mr. Dzielak to 18 months (whether 12 or 18 months, the “Dzielak Continuation Period”).
Equity Awards
With the exception of the Whalen Initial RSU and 2024 PSU Awards described below, all equity held by Ms. Gorin, Mr. Dzielak and Ms. Whalen that otherwise would have vested during the 12-month period following the Qualifying Termination, will accelerate, with equity awards that vest less frequently than annually treated as though such awards vested annually and any equity awards subject to performance conditions will vest only if and when such performance conditions are satisfied.
The exceptions are as follows:
•Whalen Initial RSU and 2024 PSU Awards. In connection with her appointment as Chief Financial Officer of the Company, Ms. Whalen was granted an award of 165,078 restricted stock units on September 28, 2022, with a vest date of September 26, 2026, subject to Ms. Whalen’s continued employment with the Company (the "Whalen Initial RSU Award”) and Ms. Whalen was subsequently granted an annual equity award of 31,263 performance stock units on March 18, 2024 (the “Whalen 2024 PSU Award”). In the event of a Qualifying Termination, the Whalen Initial RSU Award will accelerate and vest in full. In addition, If Ms. Whalen terminates her employment for any reason other than good reason, then the Whalen Initial RSU Award and the 2024 PSU Award will vest to the extent the award would have vested had the award vested quarterly in equal installments through the termination date.
•Whalen Director RSUs. Prior to her appointment as Chief Financial Officer of the Company, Ms. Whalen was entitled to receive standard non-employee director compensation in accordance with the Company's compensation policies and practices for the Board, which included annual grants of restricted stock units on June 1 that vest in equal installments on the first three anniversaries of the grant date, subject to Ms. Whalen’s continued service as a member of the Board (the "Whalen Director RSUs"). As of December 31, 2024, 644 Whalen Director RSUs remained outstanding and unvested. In the event of a Change in Control (as defined in the Expedia Group 2005 Plan), the Whalen Director RSUs will vest in full. If Ms. Whalen ceases to be a member of the Expedia Group Board of Directors or otherwise provide services to the Company, the Whalen Director RSUs will be forfeited.

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Table of Contents	Executive Compensation
COBRA Benefit
Upon a Qualifying Termination, Expedia Group will pay a lump sum amount equal to the cost of COBRA health insurance coverage for the Salary Continuation Period for Ms. Gorin, a period of 12 months for Ms. Whalen, and for the Dzielak Continuation Period in the case of Mr. Dzielak.
Conditions and Restrictions
The Qualifying Termination benefits described above are conditioned upon Mr. Dzielak, Ms. Gorin and Ms. Whalen (respectively) executing a release of claims agreement and, (i) in the case of Mr. Dzielak and Ms. Gorin, complying with non-compete and non-solicitation restrictions during the period beginning on the Qualifying Termination date and ending at conclusion of the Dzielak Continuation Period in Mr. Dzielak’s case, and after 18 months in Ms. Gorin’s case, and (ii) in the case of Ms. Whalen, complying with non-solicitation restrictions during the term of her employment.
Any cash payments made in connection with the severance provisions described above will be offset by any cash amounts earned from other employers during the applicable period.
“Cause” and “Good Reason”
The Dzielak, Gorin and Whalen employment agreements include substantially similar definitions of “cause” and “good reason”, the material elements of which are summarized as follows:
•“Good Reason” means the occurrence of any of the following without the executive’s consent (i) the Company’s material breach of any material provision of the executive’s employment agreement; (ii) the material reduction in the executive’s title, duties or reporting responsibilities; (iii) a material reduction in the executive’s base salary; or (iv) the relocation of the executive’s principal place of employment beyond a specified distance from the Seattle metropolitan area in the case of Ms. Gorin and Mr. Dzielak, or that is material in the case of Ms. Whalen; in each case, following a requisite notice and cure period in favor of the Company.
•“Cause” means the executive’s (i) plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense; (ii) material breach of a fiduciary duty owed to the Company or any of its subsidiaries; (iii) material breach of any of the covenants made pursuant to the executive’s employment agreement; (iv) willful or gross neglect of the material duties required by the executive’s employment agreement; or (v) knowing and material violation of any Company policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest, subject to certain qualifications.
Death or Disability
In the event of termination of employment due to death or disability (as such termination is described in the Expedia Group 2005 Plan), vesting of all outstanding equity awards held by Expedia Group employees, including the named executive officers, will accelerate. Unvested performance stock units will accelerate based on target level performance in the event of a termination during the applicable performance period, or based on actual performance in the event of a termination at or after the end of the applicable performance period.
Expedia Group 2005 Plan Change in Control Equity Acceleration
Pursuant to the Expedia Group 2005 Plan, in the event of a “change in control” (as defined below) of the Company, any restricted stock unit award or performance stock unit award granted under the Expedia Group Plan:
•that is not converted, assumed, substituted or continued by the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be, will become fully vested immediately prior to the change in control such award; and
•that is converted, assumed, substituted or continued by the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be, and if such award is held by an officer of the Company (and not the Company’s subsidiaries or affiliates) with a title of Senior Vice President or above, including each of our named executive officers, upon the executive’s termination of employment during the two-year period following such change in control by the Company other than for cause or disability or by the participant for good reason (as such terms are defined in the Expedia Group 2005 Plan), will become fully vested and, in the case of RSUs will be considered earned and payable in full and will be settled in cash or shares of Expedia Group common stock as promptly as practicable, except to the extent such settlement must be delayed pursuant to the rules and regulations of Section 409A of the Code.

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Executive Compensation	Table of Contents
The Expedia Group 2005 Plan defines a “change in control” as follows:
•another party, other than Mr. Diller or his respective affiliates, acquires the beneficial ownership of at least 50% of the Company’s outstanding voting stock, with certain exceptions;
•the members of the Board as of the date the Expedia Group 2005 Plan was approved by the Board (the “incumbent Board members”) cease to constitute a majority of the Board (with replacement directors that are endorsed by a majority of the Company directors who are incumbent Board members generally counting as incumbent Board members);
•the Company consummates a merger, reorganization or consolidation with another party, or the sale or other disposition of all or substantially all of the Company’s assets or the purchase of assets or stock of another entity (“Business Combination”), unless (A) all or substantially all of the beneficial stockholders of the Company immediately prior to such Business Combination retain more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from the Business Combination in substantially the same proportions as their ownership of voting stock immediately prior to such Business Combination, (B) no person (excluding Mr. Diller and his respective affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from the Business Combination were incumbent Board members at the time of the initial agreement or Board action providing for such Business Combination; or
•the Company’s stockholders approve the complete liquidation or dissolution of the Company.
Restricted Stock Unit (“RSU”) Awards and Performance Stock Unit (“PSU”) Awards
Each of our named executive officers other than Mr. Kern held RSU awards and PSU awards that were unvested as of December 31, 2024. Other than new-hire grants or special equity awards, RSU awards held by our named executive officers vest 6.25% each quarter following the grant date until fully vested. PSU awards held by our named executive officers cliff vest following multi-year performance periods based on pre-established performance-based conditions.
In the event of a change in control, these equity awards vest as described in the section above entitled “Expedia Group 2005 Plan Change in Control Equity Acceleration”, and pursuant to the Company’s PSU award agreements, the number of PSUs that vest is calculated at the target level if the change in control occurs before the completion of fifty percent of the applicable performance period, or at the actual performance level through the date of the change in control, if the change of control occurs after completion of fifty percent of the applicable performance period.
In the event of a Qualifying Termination, these equity awards vest as described in the section above entitled “Employment Agreement Severance Provisions”, if applicable, or the section above entitled “Death or Disability” upon termination due to death or disability.
Estimated Potential Payments Upon Termination or Change in Control
The table below describes and quantifies certain amounts that would become payable to our named executive officers (other than Mr. Kern) upon certain terminations of employment or change in control events, in each case assuming that the relevant event occurred on December 31, 2024. These amounts, which exclude the effect of any applicable taxes, are based on:
•the named executive officer’s base salary as of December 31, 2024;
•the RSUs and PSUs held by the named executive officer as of December 31, 2024; and
•the closing price of Expedia Group common stock on December 31, 2024 ($186.33).
These figures are estimates of the incremental amounts that would be paid to the executive upon such an event. Any actual amounts payable can only be determined at the time of the relevant event. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon termination of employment, including payments for accrued but unpaid salary, will generally be payable to our named executive officers. A narrative summary of the amounts received by Mr. Kern in connection with the conclusion of his employment as Vice Chairman on September 10, 2024 immediately follows the tabular disclosure below.

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Table of Contents	Executive Compensation

Name and Benefits	Qualifying Termination(1) ($)	Qualifying Termination Plus Performance Goal(s) Satisfied(2) ($)	Death or Disability ($)	Change in Control Plus Awards Not Assumed, or Assumed and Termination w/in 2 years(3) ($)

Barry Diller
RSUs	—	—	12,722,240	12,722,240
PSUs	—	—	4,391,612	4,391,612
Total Estimated Incremental Value	—	—	17,113,852	17,113,852
Ariane Gorin
Salary Continuation	3,750,000	—	—	—
COBRA Benefit	83,806	—	—	—
RSUs	6,955,140	—	17,317,138	17,317,138
PSUs	—	8,497,642(4)	20,432,575	25,492,925
Total Estimated Incremental Value	10,788,946	8,497,642	37,749,713	42,810,063
Julie Whalen(5)
Salary Continuation	950,000	—	—	—
COBRA Benefit	27,935	—	—	—
RSUs(6)	33,570,890	—	38,661,984	38,661,984
PSUs(6)	—	9,439,788	11,247,065	16,668,895
Total Estimated Incremental Value	34,548,825	9,439,788	49,909,049	55,330,879
Robert Dzielak
Salary Continuation(7)	1,425,000	—	—	—
COBRA Benefit(7)	41,903	—	—	—
RSUs	3,620,951	—	9,093,649	9,093,649
PSUs	—	4,033,734(4)	8,170,384	12,101,202
Total Estimated Incremental Value	5,087,854	4,033,734	17,264,033	21,194,851
Lance Soliday(8)
RSUs	—	—	1,368,594	1,368,594
PSUs	—	—	578,368	905,936
Total Estimated Incremental Value	—	—	1,946,962	2,274,530
(1)Qualifying Termination is described in the section above titled “Employment Agreement Severance Provisions - Qualifying Termination.” “COBRA Benefit” relates to the payment upon a Qualifying Termination of a lump sum amount equal to the cost of COBRA health insurance coverage for 36 months for Ms. Gorin, 12 months for Ms. Whalen; and the Dzielak Continuation Period for Mr. Dzielak.
(2)Represents the incremental amounts, above and beyond the corresponding amounts in the preceding "Qualifying Termination" column, payable by virtue of applicable performance goals having been satisfied at the "target level" in connection with a Qualifying Termination.
(3)Reflects accelerated vesting for awards granted to the named executive officers pursuant to the Amended 2005 Plan as described in the section above titled “Expedia Group 2005 Plan Change in Control Equity Acceleration” and “Restricted Stock Unit (“RSU”) Awards and Performance Stock Unit (“PSU”) Awards.”

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Executive Compensation	Table of Contents
(4)For PSUs with performance period ending after December 31, 2024, reflects incremental value of 12-months forward vesting at target level. These PSUs will vest after the end of the applicable performance periods, with the number of PSUs vesting based on performance against applicable goals at that time.
(5)The amounts set forth in the table with respect to Ms. Whalen reflect estimated payments and benefits assuming the applicable triggering event took place on December 31, 2024. When her employment with the Company ended on February 17, 2025 (as noted under "Compensation Discussion and Analysis - Executive Transitions - CFO Transition"), Ms. Whalen was entitled to the following: $950,000 (Salary Continuation, paid bi-weekly), $27,936 (COBRA Benefit), $36,592,733 (Restricted Stock Units); and $12,215,859 (Performance Stock Units, subject to ongoing performance goals). The foregoing equity values are based on the closing price per share of Expedia Group common stock on February 14, 2025 (the trading date preceding the date Ms. Whalen's employment with the Company ended (on which date the market was closed)) and assume performance at target levels.
(6)Assuming Ms. Whalen's termination of employment as of December 31, 2024 for any reason other than good reason, as further described in the section above titled "Employment Agreement Severance Provisions — Equity Awards — Whalen Initial RSU and 2024 PSU Awards," she would receive $17,301,928 in respect of the partial vesting of the Whalen Initial RSU Award and $2,427,181 in respect of the partial vesting of PSU awards granted in 2024. The termination for any reason other than good reason scenario is mutually exclusive to each of the other four scenarios represented in the header rows of this table.
(7)The amount of Salary Continuation and COBRA Benefit for Mr. Dzielak assumes that Expedia Group has chosen to extend the Dzielak Continuation Period to 18 months.
(8)Mr. Soliday has not entered into an employment agreement with the Company that provides for Qualifying Termination benefits; assuming however that Mr. Soliday received compensation consistent with the Company's Severance Guidelines, as described in the above section "Compensation Discussion and Analysis — Severance — Severance Guidelines", upon an assumed a Qualifying Termination on December 31, 2024, he would receive the following estimated supplemental amounts: $238,000 (Salary Continuation), $13,968 (COBRA Benefit), and $179,249 (Restricted Stock Units); plus an additional $262,554 in respect of Performance Stock Units in the event that performance goals were satisfied.
As noted above in the section above titled "Compensation Discussion and Analysis - Executive Transitions - Vice Chairman Departure," Mr. Kern's employment with the Company ended on September 10, 2024 (the "Separation Date"), whereupon the remaining 500,000 unvested RSUs originally granted to Mr. Kern on February 25, 2021 accelerated and immediately vested pursuant to the terms of the award agreement. Based on the $131.10 closing price per share of Expedia Group common stock on the Separation Date, the estimated gross value of the 500,000 accelerated RSUs at the time of vesting was $65.6 million. Because there was no modification or incremental fair value under ASC 718, this acceleration did not result in any additional compensation being reported in the 2024 Summary Compensation Table.

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Table of Contents	Executive Compensation
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, we are providing the information below regarding the ratio of the annual total compensation of our median compensated employee to that of our Vice Chairman/Chief Executive Officer (the “CEO Pay Ratio”).
Identifying Our Median Compensated Employee
When determining our median compensated employee, we included the following compensation elements for our global employee population other than our Chief Executive Officer, including employees of our consolidated subsidiaries, as of November 1, 2024 (the “Determination Date”), using applicable foreign exchange rates in effect on the Determination Date:
•annual salary, which for hourly employees was calculated based on hourly rates and total scheduled 2024 hours as of the Determination Date, and for all other employees was calculated based on the salary in effect on the Determination Date;
•annual bonus (including cash incentive plan payments), which was calculated based on an employee’s target percentage times base salary in effect on the Determination Date; and
•equity-based compensation, which was calculated based on target equity award levels as of the Determination Date, taking into account an employee’s role and level.
On the Determination Date, our global employee population for purposes of the median employee determination was 16,552 employees, comprising 7,545 domestic and 9,007 international employees, and including both full-time and part-time employees, interns, trainees, and fixed term contractors who are paid directly by the Company. This determination process identified a median group of several employees, from which a representative employee was selected taking into account demographic characteristics that best represent a typical Expedia Group employee, including tenure, location, role and responsibilities.
Median Employee’s Total 2024 Compensation
Having identified our median compensated employee, we then calculated that employee’s actual 2024 total compensation in accordance with the SEC’s requirements for reporting named executive officer compensation in the 2024 Summary Compensation Table, resulting in 2024 annual total compensation of $111,666.
CEO’s Total 2024 Compensation
The Company had two non-concurrent chief executive officers who served during fiscal year 2024. Effective May 13, 2024 Ms. Gorin was appointed to serve as Chief Executive Officer, succeeding Mr. Kern. For the purposes of the 2024 CEO Pay Ratio disclosure, we used Ms. Gorin’s 2024 total compensation, as reported in the 2024 Summary Compensation Table, except that we annualized the base salary for Ms. Gorin in effect on the Determination Date, resulting in 2024 annual total compensation of $25,058,418.
2024 CEO Pay Ratio
The ratio of Ms. Gorin’s annual total compensation for 2024 to the median employee's annual total compensation, determined as described above, was 224:1.
The pay ratio disclosure set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to our pay ratio.

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Pay Versus Performance
SEC rules require us to provide the information below regarding compensation for our Chief Executive Officer, and our other named executive officers for each of the covered fiscal years listed below. For purposes of this disclosure, our Chief Executive Officer is referred to as our “PEO” (principal executive officer) and the other named executive officers as a group for each of the covered fiscal years are referred to as our “Non-PEO NEOs.”
Two Compensation Calculation Methodologies: SCT and CAP. SEC rules require that for each covered fiscal year, we include both (i) total compensation as calculated under SEC rules for the summary compensation table (“SCT Total”), and (ii) compensation calculated using the methodology required by the SEC, referred to as Compensation Actually Paid (“CAP”). The difference between the SCT Total and the CAP amounts for our PEO and Non-PEO NEOs relates solely to the fluctuations in the valuation of the equity component included.
Valuation of Equity for SCT and CAP Totals. For the SCT Total, the value of equity included is the fair value of equity awards granted during the relevant fiscal year (as reported in the "Stock Awards" and "Option Awards" columns of the summary compensation table). For the CAP total on the other hand, the value of the equity included is calculated as the sum of the following items, adjusted to deduct any values related to prior fiscal year awards forfeited during the covered fiscal year:
•Awards granted during the relevant fiscal year that were still outstanding and unvested at year’s end: the year-end fair value.
•Awards granted during prior fiscal years that were still outstanding and unvested as of the applicable year-end: the change in value as of the applicable year-end compared with the prior year-end.
•Awards granted during the relevant fiscal year that vested during such year: the value as of the vesting date.
•Awards granted during prior fiscal years that vested during the covered fiscal year: the change in value as of the vesting date compared with the prior year-end.
•Awards granted during prior fiscal years that were modified during the applicable fiscal year: the incremental fair value as of the modification date.
See Footnote 4 below for a reconciliation of 2024 SCT totals to CAP totals and details regarding the calculation of the equity components for each. For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”
Pay versus Performance Table

							Value of Initial Fixed $100 Investment Based On:
Year(1)	SCT Total Compensation for PEO (Mr. Kern)	CAP to PEO (Mr. Kern)(4)	SCT Total Compensation for PEO (Ms. Gorin)	CAP to PEO (Ms. Gorin)	Average SCT Total for Non-PEO NEOs	Average CAP to Non-PEO NEOs(4)	Total Share-holder Return(2)	Peer Group Total Share-holder Return(2)	Net Income (millions)	Stock Price Perfor-mance(3)

2024	$485,497	($116,520,044)	$24,934,592	$37,341,056	$7,036,569	$11,479,647	$172.98	$158.48	$1,224	23%
2023	$1,009,900	$158,967,169	N/A	N/A	$4,998,441	$13,084,343	$140.92	$118.93	$688	73%
2022	$1,094,473	($235,842,293)	N/A	N/A	$7,743,883	($6,052,486)	$81.33	$81.50	$343	(52)%
2021	$296,247,749	$382,114,030	N/A	N/A	$5,343,670	$16,835,835	$167.78	$134.41	$15	36%
2020	$4,200,686	$9,448,369	N/A	N/A	$3,143,963	$10,476,047	$122.92	$137.32	($2,728)	22%

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Table of Contents	Pay Versus Performance
(1)PEOs: For 2020, 2021, 2022, and 2023, Mr. Kern was the PEO. During 2024, Mr. Kern served as PEO through May 12, whereupon he was succeeded by Ms. Gorin who served as PEO from May 13 through the remainder of the year.
Non-PEO NEOs. For 2020 and 2021, the Non-PEO NEOs were Messrs. Diller, Hart, Dzielak, and Soliday. For 2022, the Non-PEO NEOs were the same executives, plus Ms. Whalen. For 2023 and 2024, the Non-PEO NEOs were Messrs. Diller, Dzielak, and Soliday and Ms. Whalen.
(2)Value of fixed investments methodology. Assumes a hypothetical $100 investment on December 31, 2019 and reflects the cumulative total return to holders of Expedia Group’s common stock and the cumulative total returns of the RDG (Research Data Group) Internet Composite Index, which is the industry peer group included in the Stock Performance Graph in our Annual Report on Form 10-K for the year December 31, 2024.
(3)Stock Price Performance. Reflected as a percentage calculated by dividing the difference between (i) the closing price of one share of Expedia Group common stock on the last trading day of the applicable fiscal year and (ii) the price on the last trading day of the prior fiscal year, by the closing price of the share on the last trading day of the prior fiscal year.
(4)Compensation Actually Paid (CAP). The dollar amounts reported represent the amount of “compensation actually paid” ("CAP"), as computed in accordance with SEC rules and do not reflect the actual amount of compensation earned or received by or paid to our named executive officers during the applicable fiscal year. For 2024, the following adjustments were made to the applicable SCT totals to calculate CAP amounts:
2024 Reconciliation of SCT Total to CAP Total — for PEOs

Name	SCT Total Compensation	-	Grant Date Fair Value of Awards Granted During Year(i)	+	Value of Equity Calculated Using SEC Specified Methodology(ii)(iii)	=	CAP Total

Mr. Kern	$485,497	(-)	—	(+)	($117,005,541)	(=)	($116,520,044)
Ms. Gorin	$24,934,592	(-)	$23,123,760	(+)	$35,530,224	(=)	$37,341,056
2024 Reconciliation of SCT Total to CAP Total — for Non-PEO NEOs (Average)

Avg. SCT Total Compensation	-	Avg. Grant Date Fair Value of Awards Granted During Year(i)	+	Avg. Value of Equity Calculated Using SEC Specified Methodology(ii)(iii)	=	Avg. CAP Total

$7,036,569	(-)	$6,129,981	(+)	$10,573,058	(=)	$11,479,647
(i)    Represents the amounts reported in the Stock Awards and Option Awards columns of the SCT for the applicable fiscal year. As described above with regard to the SEC’s definitions, when calculating CAP these amounts are first deducted from the SCT Total for the relevant fiscal year.
(ii) Represents the value of equity calculated according to the SEC’s specified CAP methodology. As described above, when calculating CAP for our 2024 PEOs (Mr. Kern and Ms. Gorin) and the 2024 average CAP for the Non-PEO NEOs as a group, the value of included equity is calculated by adding or subtracting the various items reflected in the following tables:
2024 CAP Fair Value of Equity Calculation — for PEOs

PEO	YE Value of Current Year Awards Outstanding as of YE	+	Change in Value as of YE for Prior Year Awards Outstanding as of YE	+	Change in Value as of Vesting Date for Prior Awards That Vested During the Year	+	Value as of Vesting Date for Current Year Awards That Vested During the Year	-	Value as of Prior YE for Prior Year Awards Forfeited During the Year	+	Incremental Value of Prior Year Awards Modified During the Year	=	Value of Equity for CAP Purposes

Mr. Kern	—	(+)	($88,048,660)	(+)	($28,956,880)	(+)	—	(-)	—	(+)	—	(=)	($117,005,541)
Ms. Gorin	$27,862,298	(+)	$3,581,957	(+)	$1,787,694	(+)	$2,190,114	(-)	$1,035,949	(+)	$1,144,110	(=)	$35,530,224

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Pay Versus Performance	Table of Contents
2024 CAP Fair Value of Equity Calculation — for Non-PEO NEOs (Average)

Avg. YE Value of Current Year Awards Outstanding as of YE	+	Avg. Change in Value as of YE for Prior Year Awards Outstanding as of YE	+	Avg. Change in Value as of Vesting Date for Prior Awards That Vested During the Year	+	Avg. Value as of Vesting Date for Current Year Awards That Vested During the Year	-	Avg. Value as of Prior YE for Prior Year Awards Forfeited During the Year	+	Avg. Incremental Value of Prior Year Awards Modified During the Year	=	Avg. Value of Equity for CAP Purposes

$7,413,279	(+)	$3,453,034	(+)	($975,794)	(+)	$541,705	(-)	$179,659	(+)	$320,493	(=)	$10,573,058
(iii) Equity valuation assumptions: Time-vested stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of the grant date. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Market-based restricted share units, market-based stock options, and market-based performance share units grant date fair values are calculated based on Monte Carlo simulations as of the grant date. Adjustments have been made to the inputs of Monte Carlo simulations using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Time-vested restricted share unit grant date fair values are calculated using the stock price as of the grant date. Adjustments have been made using the stock price as of year-end and as of each vest date.
Most Important Measures Linking Compensation Actually Paid During 2024 to Company Performance
The three measures listed below represent the most important financial and non-financial performance measures used to link 2024 compensation actually paid to Company performance. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis.”

2024 Most Important Measures

Stock Price Performance
Adjusted EBITDA
Operational Efficiency

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Table of Contents	Pay Versus Performance
Relationship Between Compensation Actually Paid and Financial Performance Measures
The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance table above.
CAP versus Stock Price Performance
CAP versus Company TSR and Peer Group TSR

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Pay Versus Performance	Table of Contents
CAP versus Net Income

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Certain Relationships and Related Person Transactions
Review of Related Person Transactions
Under the Audit Committee’s charter, related person transactions must be reviewed and approved by the Audit Committee to the extent required by SEC and Marketplace Rules. In this context, consistent with the Marketplace Rules, related persons include the Company’s executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). While we have no written policy, when a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of the Company and its stockholders.
The legal and accounting departments work with business units throughout the Company to identify potential related person transactions prior to execution. In addition, the Company takes the following steps with regard to related person transactions:
•On an annual basis, each director, director nominee and executive officer of the Company completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with the Company during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.
•Each director, director nominee and executive officer is expected to promptly notify the Company’s legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which the Company participates.
•The Company performs a quarterly search of its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
•Any reported transaction that the Company’s legal department determines may qualify as a related person transaction is referred to the Audit Committee.
If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of the Company and its stockholders.
Relationships Involving Significant Stockholders, Executive Officers and Directors
Relationships Involving Mr. Diller
As of the date of this Proxy Statement, shares of the Company’s Class B common stock (the “Class B Shares”) were held by each of (i) grantor retained annuity trusts, over which Mr. Diller has sole investment power and Mr. Diller’s spouse has sole voting power, (ii) a trust over which Mr. Diller has sole investment power and Mr. Diller’s spouse has sole voting power, and (iii) and The Diller - von Furstenberg Family Foundation, on whose board of directors Mr. Diller and certain of his family members serve as directors.

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Pursuant to the Second Amended and Restated Governance Agreement by and between the Company and Mr. Diller, dated as of April 15, 2019, as amended, (the "Governance Agreement") subject to limited exception, no current or future holder of the Class B Shares may participate in, or vote in favor of, or tender shares into, any change of control transaction involving at least 50% of the outstanding shares or voting power of capital stock of the Company, unless such transaction provides for the same per share consideration and mix of consideration (or election right) and the same participation rights for shares of Class B common stock and shares of Expedia Group common stock. The Company's certificate of incorporation reflects the aforementioned transfer restrictions, automatic conversion provisions and change-of-control restrictions reflected in the Governance Agreement. The Company and Mr. Diller have also agreed to the following governance and related provisions:
•Board and Executive Management Composition. Board and Executive Management Composition. Prior to Mr. Diller’s departure from all roles at the Company (“Mr. Diller’s Departure”), no more than two of Mr. Diller’s immediate family members (including Mr. Diller) will serve on the Company’s board of directors at any time. Following Mr. Diller’s Departure (a) no immediate family member of Mr. Diller will serve in an executive position at the Company or as chair of the Company’s board of directors and (b) no more than one Diller family member will serve on the board of directors at any time. The Company agreed that, following Mr. Diller’s Departure, in the event that no family member of Mr. Diller is serving on the Company’s board, the Company will nominate one Diller family member or family-designated representative to serve on the board of directors (subject to the support of two-thirds of the independent directors if the new nominee is a Diller family member), so long as Mr. Diller, his family members and certain related parties (collectively with Mr. Diller and his family members, “Diller-related persons”) in aggregate own at least 5% of the Company’s outstanding common equity or a 15% voting interest in the Company.
The following provisions apply following Mr. Diller’s Departure:
•Limitation on Voting Power of Class B Common Shares on Certain Matters. The voting percentage cast by Class B common shares held or controlled by Diller-related persons on specified matters will be limited to 20% of the total voting power of the outstanding common shares. The specified matters are (a) any merger, sale or other extraordinary transaction requiring Company stockholder approval (with any excess shares to be voted in proportion to votes cast by common shares not held by Diller-related persons) and (b) the election of any director-nominee not supported by a majority of the board of directors (with any excess shares to be voted in proportion to votes cast by common shares not held by Diller-related persons or others soliciting proxies in respect of one or more nominees not nominated by the Company’s board of directors).
•Provisions Relating to Sales of Class B Common Shares. Before any sale by Mr. Diller or other Diller-related persons of Class B common shares representing 10% or more of the Company’s total voting power, the Company will have the opportunity to offer to purchase the shares, and also to accept or reject any counteroffer that the Diller-related person may make, subject to certain procedures. If the Company does not buy the shares, the selling party will have 10 months following conclusion of the first offer process to sell or agree to sell the shares for not less than the price (if any) offered by the Company, after which the Company’s right of first offer will again apply.
•The Company agreed to cooperate reasonably in connection with any sale of Class B common shares by Mr. Diller or other Diller-related persons and to use its reasonable efforts to permit any such sale to be completed promptly. Subject to the acquiror agreeing to a customary standstill at 30% of the Company’s total voting power and absent certain fiduciary duty determinations, the Company’s obligations include granting a waiver of Section 203 of the Delaware General Corporation Law, which following the acquisition could otherwise restrict certain “business combination” transactions with the acquiror.

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Table of Contents	Certain Relationships and Related Person Transactions
Relationships Involving IAC
Overview. In connection with and following the IAC/Expedia Group Spin-Off, Expedia Group and IAC entered into certain arrangements, including arrangements regarding the sharing of certain costs, the use and ownership of certain aircraft and various commercial agreements, certain of which are generally described below.
Cost-Sharing Arrangements. Mr. Diller currently serves as Chairman and Senior Executive of both Expedia Group and IAC. In connection with the IAC/Expedia Group Spin-Off, IAC and Expedia Group had agreed, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources to the benefit of both companies, to share certain expenses associated with such usage, as well as certain costs incurred by IAC in connection with the provision of certain benefits to Mr. Diller (the “Shared Costs”). Cost sharing arrangements in effect during 2024 provided that each of Expedia Group and IAC cover 50% of the Shared Costs, which both companies agreed best reflects the allocation of actual time spent (and time to be spent) by Mr. Diller between the two companies. Shared Costs include IT equipment and support for use by certain individuals who work for Mr. Diller personally. Costs in 2024 for which IAC billed Expedia Group in connection with these arrangements amounted to approximately $500,000.
Aircraft Arrangements. Each of Expedia Group and IAC currently holds a 50% ownership interest in two aircraft that may be used by both companies (the, “Aircraft”). Pursuant to an amended and restated operating agreement that allocates the costs of operating and maintaining the Aircraft between the parties, fixed costs are allocated 50% to each company and variable costs are allocated based on usage. Fixed and variable costs are generally paid by each company to third parties in accordance with the terms of the amended and restated operating agreement.
In the event Mr. Diller ceases to serve as Chairman of either Expedia Group or IAC, each of Expedia Group or IAC will have a put right (to the other party) with respect to its 50% ownership interest in the aircraft that it does not primarily use (with such determination to be based on relative usage over the twelve month period preceding such event), in each case, at fair market value for the relevant aircraft.
In addition, Expedia Group and IAC have entered into agreements pursuant to which Expedia Group may use additional aircraft owned by a subsidiary of IAC (the “Subsidiary Aircraft”) on a cost basis. During 2024, Expedia Group paid approximately $1.2 million pursuant to these agreements.
Members of the flight crew for the Aircraft and Subsidiary Aircraft are employed by an entity in which each of Expedia Group and IAC has a 50% ownership interest. Expedia Group and IAC share costs relating to flight crew compensation and benefits pro rata according to each company’s respective usage of the Aircraft and Subsidiary Aircraft, for which they are separately billed by the entity described above. In 2024, total payments of approximately $3.7 million were made to this entity by Expedia Group.
Commercial Agreements. Since the IAC/Expedia Group Spin-Off, Expedia Group has continued to work with some of IAC’s businesses pursuant to a variety of commercial agreements. Expedia Group believes that these arrangements are ordinary course and have been negotiated at arm’s length. None these agreements, whether taken individually or together with similar agreements, involved revenues to (or payments from) Expedia Group businesses in excess of $120,000 in 2024.

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Other Matters
Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2024, relating to Expedia Group’s equity compensation plans pursuant to which grants of stock options, restricted stock, RSUs or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(B)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)(C)

Equity compensation plans approved by security holders(1)	9,599,704	154.61(2)	9,206,623(3)
Equity compensation plans not approved by security holders(4)	7,344	—(5)	92,375
Total	9,607,048	—	9,298,998
(1)Information relating to the Expedia Group 2005 Plan, and the Expedia Group, Inc. Employee Stock Purchase Plans (“ESPP”).
(2)Excludes the following equity-based awards outstanding as of December 31, 2024: (i) 7,207,953 securities issuable in connection with RSUs and PSUs (assuming target level performance) for which there is no related exercise price; (ii) grants of 2,856 SARs with a weighted-average exercise price of $104.50; and (iii) grants of 23,941 cash-settled RSUs.
(3)Includes 8,791,582 securities remaining available for issuance under the Expedia Group 2005 Plan, and 415,041 securities remaining available for issuance under the ESPP as of December 31, 2024.
(4)Includes the Director Deferred Compensation Plan, as described in the section above titled “Compensation of Non-Employee Directors—Non-Employee Director Deferred Compensation Plan”.
(5)Excludes outstanding share units for which there is no related exercise price.
Annual Reports
Expedia Group’s Annual Report to Stockholders for 2024, which includes Expedia Group’s Annual Report on Form 10-K for the year ended December 31, 2024 (not including exhibits) is available at www.proxyvote.com. Upon written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, Expedia Group will provide, without charge, a paper copy of the Annual Report to Stockholders for 2024. Expedia Group will furnish any exhibit contained in the Annual Report on Form 10-K upon payment of a reasonable fee. Stockholders may also review a copy of the Annual Report to Stockholders for 2024, including the Annual Report on Form 10-K (with exhibits), by accessing Expedia Group’s corporate website at www.expediagroup.com or Expedia Group's filings at www.sec.gov.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice of Internet Availability of Proxy Materials or set of printed proxy materials to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one copy of the Notice of Internet Availability of Proxy Materials or one set of our printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided.

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Table of Contents	Other Matters
Once you have received notice that your broker or the Company will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate copy of the Notice of Internet Availability of Proxy Materials and/or set of our printed proxy materials by sending a written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, or by calling (206) 679-7200.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice and/or set of our printed proxy materials, or you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice of Internet Availability of Proxy Materials and/or set of our printed proxy materials, please notify your broker if you hold your shares in street name or the Company if you are a stockholder of record. Stockholders of record can notify us by sending a written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, or by calling (206) 679-7200.
Proposals by Stockholders at 2026 Annual Meeting
Stockholder proposals intended for inclusion in our 2026 proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by our Corporate Secretary at our principal executive offices at 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, no later than December 22, 2025. In accordance with our Amended and Restated By-laws (the "By-Laws"), for director nominations, including any notice of solicitation of proxies intended to be submitted in accordance with the requirements of Rule 14a-19 of the Exchange Act, or other business to be properly brought before our 2026 annual meeting by a stockholder, the stockholder must deliver written notice meeting the requirements set forth in our By-Laws, and any other applicable legal requirements including, but not limited to, the SEC's rules and regulations including Rule 14a-19 of the Exchange Act if applicable, to our Corporate Secretary at our principal executive offices no earlier than February 3, 2026 and no later than March 5, 2026. However, if the 2026 annual meeting is held more than thirty (30) days before or more than sixty (60) days after June 3, 2026, the notice must be delivered no earlier than the close of business on the one hundred and twentieth (120th) day before the 2026 annual meeting and not later than the close of business on the later of the ninetieth (90th) day before the 2026 annual meeting or the tenth (10th) day following the day on which public announcement of the date of the 2026 annual meeting is first made.
Seattle, Washington
April 21, 2025

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